Exhibit 10.2

BRIDGE Credit Agreement

dated as of October 24, 2023,

among

RTX CORPORATION,

the LENDERS party hereto

and

CITIBANK, N.A.,

as Administrative Agent

CITIBANK, N.A.,
GOLDMAN SACHS LENDING PARTNERS LLC,

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.

and

MORGAN STANLEY SENIOR FUNDING, INC.,
as Joint Lead Arrangers and Joint Bookrunners

GOLDMAN SACHS LENDING PARTNERS LLC,
as Syndication Agent

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.
and
MORGAN STANLEY SENIOR FUNDING, INC.,
as Documentation Agents

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ARTICLE IV

Conditions

SECTION 4.01.	Conditions Precedent to the Effective Date	48
SECTION 4.02.	Conditions Precedent to the Funding Date	49

ARTICLE V

	Affirmative Covenants
SECTION 5.01.	Affirmative Covenants	50
ARTICLE VI

Negative Covenants
SECTION 6.01.	Liens	51
SECTION 6.02.	Fundamental Changes	54
SECTION 6.03.	Sale and Leaseback Transactions	55

ARTICLE VII

Events of Default

SECTION 7.01.	Events of Default	56
SECTION 7.02.	Lenders’ Rights upon an Event of Default	58
ARTICLE VIII

The Administrative Agent

ARTICLE IX

Miscellaneous

SECTION 9.01.	Notices	64
SECTION 9.02.	Waivers; Amendments	66
SECTION 9.03.	Expenses; Indemnity; Limitation of Liability	68
SECTION 9.04.	Successors and Assigns	69
SECTION 9.05.	Survival	73

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SCHEDULES:

Schedule 2.01	—	Commitments

EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Borrowing Request
Exhibit C	—	Form of Interest Election Request
Exhibit D-1	—	Form of U.S. Tax Certificate (For Foreign Lenders that are not Partnerships for U.S. Federal Income Tax Purposes and Foreign Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership)

Exhibit D-2	—	Form of U.S. Tax Certificate (For Foreign Participants that are not Partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is not a Partnership)
Exhibit D-3	—	Form of U.S. Tax Certificate (For Foreign Participants that are Partnerships for U.S. Federal Income Tax Purposes and Participants that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership)

Exhibit D-4	—	Form of U.S. Tax Certificate (For Foreign Lenders that are Partnerships for U.S. Federal Income Tax Purposes and Foreign Lenders that are Disregarded Entities for U.S. Federal Income Tax Purposes Whose Owner, for U.S. Federal Income Tax Purposes, is a Partnership)

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BRIDGE Credit Agreement dated as of October 24, 2023, among RTX CORPORATION, a Delaware corporation, the Lenders party hereto and CITIBANK, N.A., as Administrative Agent.

The Borrower (such term and each other capitalized term used and not otherwise defined herein having the meaning assigned to it in Article I) has requested the Lenders to extend credit of up to (a) $6,000,000,000 in the form of Tranche 1 Commitments under which the Borrower may obtain Tranche 1 Loans in Dollars and (b) $4,000,000,000 in the form of Tranche 2 Commitments under which the Borrower may obtain Tranche 2 Loans in Dollars. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.

Accordingly, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.         Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR Borrowing” means any Borrowing comprised of ABR Loans.

“ABR Loan” means any Loan that bears interest at a rate determined by reference to the Alternate Base Rate.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus (b) 0.10%, provided that if the Adjusted Daily Simple SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Adjusted Term SOFR” means, for any Interest Period, an interest rate per annum equal to (a) the Term SOFR for such Interest Period plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than zero, such rate shall be deemed to be zero.

“Administrative Agent” means Citibank, N.A., in its capacity as administrative agent hereunder, and its successors in such capacity as provided in Article VIII. Unless the context otherwise requires, the term “Administrative Agent” shall include any Affiliate of Citibank, N.A. through which it shall perform any of its obligations in such capacity hereunder.

“Administrative Agent Fee Letter” means the Bridge Administrative Agent Fee Letter dated October 24, 2023, between the Borrower and the Administrative Agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent” means any of the Administrative Agent, the Syndication Agent or the Documentation Agents.

“Agent Parties” has the meaning set forth in Section 9.01(d).

“Agreement” means this Bridge Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1.00% per annum and (c) the Adjusted Term SOFR for a one-month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1.00% per annum. For purposes of clause (c) above, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology); provided that (i) if such rate shall be less than zero, such rate shall be deemed to be zero and (ii) if such rate may not be determined (including (for the avoidance of doubt, only until the Benchmark Replacement with respect to Adjusted Term SOFR has been determined pursuant to Section 2.11(b)), if the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11), such rate shall be deemed to be zero. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively.

“Ancillary Document” has the meaning set forth in Section 9.06(a).

“Applicable Rate” means, for any day, with respect to any Term SOFR Loan, any ABR Loan or, if applicable pursuant to Section 2.11, any Daily Simple SOFR Loan, as the case may be, the applicable rate per annum set forth below under the caption “Term SOFR/Daily Simple SOFR Spread” or “ABR Spread”, as the case may be, in each case based upon the Ratings applicable on such date:

		Term SOFR/Daily Simple
	Ratings	SOFR Spread	ABR Spread
Level	(S&P/Moody’s)	(basis points per annum)	(basis points per annum)
1	A-/A3 or higher	100.0	0.0
2	BBB+/Baa1	112.5	12.5
3	BBB/Baa2	125.0	25.0
4	Below BBB/Baa2	137.5	37.5

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; provided that, for each Level, each of the interest rate spreads set forth in the table above will increase by 25 basis points per annum on the 90th day after the Funding Date, by an additional 25 basis points per annum on the 180th day after the Funding Date and by an additional 25 basis points per annum on the 270th day after the Funding Date.

For purposes of the foregoing, (a) if either Moody’s or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a Rating in Level 4; (b) if the Ratings established or deemed to have been established by Moody’s and S&P shall fall within different Levels, the Applicable Rate shall be based upon the higher Rating unless the Ratings differ by two or more Levels, in which case the Applicable Rate will be based upon the Level one level below that corresponding to the higher Rating; and (c) if the Ratings established or deemed to have been established by Moody’s and S&P shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the third Business Day after it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Administrative Agent shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency (it being understood that, in the discretion of the Administrative Agent, any such negotiation on the part of the Administrative Agent may be subject to prior consultation with one or more Lenders and any consent by the Administrative Agent to any such amendment may be subject to the Administrative Agent having obtained consent thereto from the Required Lenders), and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

“Approved Fund” means any Person (other than a natural person or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or investing in commercial loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger Fee Letter” means the Bridge Arranger Fee Letter dated October 24, 2023, among the Borrower, the Arrangers and certain other parties thereto.

“Arrangers” means Citibank, N.A., Goldman Sachs Lending Partners LLC, BofA Securities, Inc., JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., in their capacities as the joint lead arrangers and joint bookrunners for the credit facilities provided for herein.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee, with the consent of any Person whose consent is required by Section 9.04, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent and the Borrower.

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“Attributable Debt” means, as to any particular lease under which any Person is at the time liable for a term of more than 12 months, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining term thereof (excluding any subsequent renewal or other extension options held by the lessee), discounted from the respective due dates thereof to such date at the rate of 15% per annum, compounded monthly. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, services, insurance, taxes, assessments, water rates and similar charges and contingent rents (such as those based on sales). In the case of any lease which is terminable by the lessee upon the payment of a penalty in an amount which is less than the total discounted net amount of rent required to be paid from the later of the first date upon which such lease may be so terminated or the date of the determination of such net amount of rent, as the case may be, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then removed from the definition of “Interest Period” pursuant to Section 2.11(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their Affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.11(b)(i).

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“Benchmark Replacement” means for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)         the Adjusted Daily Simple SOFR; and

(2)         the sum of: (a) the alternate unadjusted benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and/or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in Dollars at such time in the United States (it being understood and agreed that solely for purposes of this clause (2)(a), the Borrower may give due consideration to Treasury Regulations Section 1.1001-6 and any other applicable guidance with respect to the selection and implementation of any alternate benchmark rate to avoid such selection or implementation resulting in a deemed exchange for U.S. federal income tax purposes to the extent such deemed exchange could cause an adverse Tax consequence to the Borrower or any of its Subsidiaries) and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in Dollars at such time in the United States.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term SOFR Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “Interest Period”, the definition of “U.S. Government Securities Business Day”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides, after consultation with the Borrower, in its reasonable discretion may be appropriate to reflect the adoption and implementation of the applicable Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides in its reasonable discretion that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides in its reasonable discretion is reasonably necessary in connection with the administration of this Agreement).

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“Benchmark Replacement Date” means, with respect to any Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event”, the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

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(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.11(b) and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder in accordance with Section 2.11(b).

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” means RTX Corporation, a Delaware corporation.

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“Borrower Materials” has the meaning set forth in Section 5.01.

“Borrowing” means Loans of the same Class and Type made, converted or continued on the same date and, in the case of Term SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent and the Borrower.

“Business Day” means any day that is not a Saturday, a Sunday or any other day on which commercial banks in New York City are authorized or required by law to remain closed under the laws of, or do in fact remain closed in, New York City; provided that when used in connection with a Term SOFR Loan or, if applicable pursuant to Section 2.11, any Daily Simple SOFR Loan, and any interest rate settings, fundings, disbursements, settlements or payments of any Term SOFR Loans or Daily Simple SOFR Loans, or any other dealings in respect of Term SOFR Loans or Daily Simple SOFR Loans, the term “Business Day” shall also exclude any day that is not a U.S. Government Securities Business Day.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any rule, regulation, treaty or other law, (b) any change in any rule, regulation, treaty or other law or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law, but if not having the force of law, one which applies generally to the class or category of financial institutions of which any Lender or the Administrative Agent forms a part and compliance with which is in accordance with the general practice of those financial institutions) of any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, promulgated or issued.

“Charges” has the meaning set forth in Section 9.13.

“Class”, when used in reference to (a) any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche 1 Loans or Tranche 2 Loans, (b) any Commitment, refers to whether such Commitment is a Tranche 1 Commitment or a Tranche 2 Commitment and (c) any Lender, refers to whether such Lender has a Loan or Commitment of a particular Class.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

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“Commitment Termination Date” means November 3, 2023 or, if earlier, the date of termination in whole of the Commitments pursuant to Section 2.06(b), 2.06(c) or 7.02.

“Commitments” means the Tranche 1 Commitments and the Tranche 2 Commitments. The aggregate amount of the Commitments on the Effective Date is $10,000,000,000.

“Consolidated” refers to the consolidation of the accounts of a Person and its Subsidiaries in accordance with GAAP.

“Consolidated Net Tangible Assets” means the total amount of assets of the Borrower and its Consolidated Subsidiaries (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent Consolidated balance sheet of the Borrower and its Consolidated Subsidiaries and computed in accordance with GAAP (which calculation shall give pro forma effect to any Material Acquisition or Material Disposition consummated by the Borrower or its Consolidated Subsidiaries since the date of such Consolidated balance sheet and on or prior to the date of determination, as if such Material Acquisition or Material Disposition had occurred on the date of such Consolidated balance sheet).

“Continuing Director” means a director who (a) was a member of the Borrower’s board of directors on the Effective Date, (b) becomes a member of the Borrower’s board of directors subsequent to the Effective Date and whose appointment, election or nomination for election by the Borrower’s stockholders is duly approved by a majority of the directors referred to in clause (a) above constituting at the time of such appointment, election or nomination at least a majority of that board or (c) becomes a member of the Borrower’s board of directors subsequent to the Effective Date and whose appointment, election or nomination for election by the Borrower’s stockholders is duly approved by a majority of the directors referred to in clauses (a) and (b) above constituting at the time of such appointment, election or nomination at least a majority of that board.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five U.S. Government Securities Business Days prior to (a) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (b) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR. If by 5:00 p.m., New York City time, on the second U.S. Government Securities Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such SOFR Determination Date.

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“Daily Simple SOFR Borrowing” means any Borrowing comprised of Daily Simple SOFR Loans.

“Daily Simple SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Daily Simple SOFR.

“Debt” has the meaning set forth in Section 6.01.

“Debt Incurrence” means any incurrence of Debt by the Borrower or any of its Subsidiaries, whether pursuant to a public offering or in a Rule 144A or other private placement of debt securities (including debt securities convertible into equity securities) or incurrence of loans under any loan or credit facility, other than (a) indebtedness owed by the Borrower or any of its Subsidiaries to the Borrower or any of its Subsidiaries, (b) indebtedness under the Existing Credit Agreement as in effect on the Effective Date, (c) any commercial paper financings, purchase money indebtedness and any borrowings under working capital, liquidity, letter of credit or overdraft facilities, in each case, in the ordinary course of business of the Borrower and its Subsidiaries, (d) any trade or customer finance-related financing in the ordinary course of business of the Borrower and its Subsidiaries, (e) any indebtedness incurred by any Subsidiary of the Borrower that is organized outside the United States (whether or not guaranteed by the Borrower or any of its Subsidiaries), (f) any refinancings of indebtedness existing on the Effective Date in respect of any senior unsecured notes of the Borrower maturing within 12 months of the date of such refinancing, in each case, that does not increase the aggregate principal amount thereof (plus accrued unpaid interest and premium thereon and underwriting discounts, fees, commissions and expenses) and (g) the Loans.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes, or upon notice, lapse of time or both would constitute, an Event of Default.

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“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed, within three Business Days of the date required to be funded or paid, (i) to fund any portion of its Loans or (ii) to pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder (unless, in the case of an obligation to fund a Loan, such Lender notifies the Borrower and the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Event of Default) has not been satisfied); (b) has notified the Borrower, the Administrative Agent or any Lender in writing that it does not intend to comply with its funding obligations hereunder or has made a public statement to that effect with respect to its funding obligations hereunder (unless such notice or public statement relates to such Lender’s obligation to fund a Loan hereunder and indicates that such position is based on such Lender’s good faith determination that a condition precedent to funding (specifically identified in such writing, including, if applicable, by reference to a specific Event of Default) has not been satisfied) or generally under other agreements in which it commits to extend credit; (c) has failed, within three Business Days after request by the Administrative Agent, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written certification by the Administrative Agent; (d) has, or has a direct or indirect parent company that has, become the subject of a Bail-In Action; or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it or (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.

“Documentation Agents” means Bank of America, N.A., JPMorgan Chase Bank, N.A. and Morgan Stanley Senior Funding, Inc., in their capacities as documentation agents for the credit facilities provided for herein.

“Dollars” or “$” means the lawful money of the United States.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) above or (c) any financial institution established in an EEA Member Country that is a Subsidiary of an institution described in clause (a) or (b) above and is subject to consolidated supervision with its parent.

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“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

“Electronic Signature” means an electronic signature, sound, symbol or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person, other than (a) a natural person, (b) a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of, a natural person, (c) the Borrower, (d) any Subsidiary of the Borrower, (e) any Affiliate of the Borrower or (f) any Defaulting Lender.

“Engagement Letter” means the Engagement Letter dated October 24, 2023, among the Borrower, the Arrangers and certain other parties thereto.

“Equity Interests” means shares of capital stock, partnership interests, membership interests, beneficial interests or other ownership interests, whether voting or nonvoting, in, or interests in the income or profits of, a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

“Equity Issuance” means any issuance by the Borrower of any Equity Interests or any securities that derive their value or rate of return by reference to Equity Interests in the Borrower, whether pursuant to a public offering or in a Rule 144A or other private placement, other than (a) securities issued pursuant to employee stock plans or employee compensation plans or contributed to pension funds and (b) securities or interests issued or transferred as consideration in connection with any acquisition, divestiture or joint venture arrangement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, rulings and official interpretations promulgated or issued thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) which is a member of a group of which the Borrower is a member and which is under common control within the meaning of Section 414 of the Code.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Events of Default” has the meaning set forth in Section 7.01.

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“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a)  Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office in, or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, withholding Taxes (including backup withholding Taxes) imposed by the United States on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to laws in effect on the date on which (i) such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.16(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in such Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA; provided that, for the avoidance of doubt, for purposes of clause (b)(i), in the case of an interest in a Loan acquired by a Lender pursuant to the funding of a Commitment, such Lender shall be treated as acquiring such interest on the date such Lender acquired an interest in the Commitment pursuant to which such Loan was funded.

“Existing Credit Agreement” means the Revolving Credit Agreement dated as of August 8, 2023, among the Borrower, the subsidiary borrowers party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, extended, restated or otherwise modified, or as refinanced or replaced with any other credit agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, as of the date of this Agreement (or any amended or successor version described above), and any fiscal or regulatory legislation, rules, guidance notes or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities implementing the foregoing.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

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“Fee Letters” means the Arranger Fee Letter and the Administrative Agent Fee Letter.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer, assistant treasurer or controller of such Person.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any applicable Benchmark.

“Foreign Lender” means a Lender that (a) is not a U.S. Person or (b) is an entity disregarded as separate from its owner for U.S. federal income tax purposes and is owned, for U.S. federal income tax purposes, by a Person that is not a U.S. Person.

“Funding Availability Period” means the period from and including the Effective Date to, and including, the Commitment Termination Date.

“Funding Date” means the date on which the Loans are made pursuant to Section 2.01.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.

“Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national body exercising such powers or functions, such as the European Union or the European Central Bank).

“Historical Borrower Financial Statements” means (a) the Consolidated balance sheet of the Borrower and its Subsidiaries as of December 31, 2022, and the Consolidated statement of operations of the Borrower and its Subsidiaries for the year then ended and (b) the Consolidated balance sheet of the Borrower and its Subsidiaries as of June 30, 2023, and the Consolidated statement of operations of the Borrower and its Subsidiaries for the fiscal quarter and the portion of the fiscal year then ended.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Indemnitee” has the meaning set forth in Section 9.03(b).

“Industrial Development Bonds” means obligations issued by a State, a Commonwealth, a Territory or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludable from gross income of the holders thereof pursuant to the provisions of Section 103(a)(1) of the Code (or any similar provision of the Code), as in effect on the date of the issuance of such obligations.

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“Information” has the meaning set forth in Section 9.12.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05, which shall be substantially in the form of Exhibit C or any other form approved by the Administrative Agent and the Borrower.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December of each year, (b) with respect to any Term SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and (c) if applicable pursuant to Section 2.11, with respect to any Daily Simple SOFR Loan, the numerically corresponding day in each calendar month that is one month after the date such Loan is made or converted to a Daily Simple SOFR Loan (or, if there is no such numerically corresponding day of such month, then the last day of such month).

“Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) the Borrower may not elect an Interest Period ending after the Maturity Date or any Interest Period for a tenor that has been removed pursuant to Section 2.11(b)(iv). For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made, and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the United States Internal Revenue Service, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Lender-Related Parties” has the meaning set forth in Section 9.03(d).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Assumption.

“Liabilities” means any losses, claims, damages or liabilities of any kind.

“Liens” has the meaning set forth in Section 6.01.

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“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.

“Majority in Interest”, when used in reference to Lenders of any Class, means, at any time, Lenders having Commitments or Loans, as applicable, of such Class representing more than 50% of the aggregate amount of all the Commitments or the aggregate principal amount of all the Loans, as applicable, of such Class at such time; provided that the Commitments and Loans of any Defaulting Lender of any Class shall be excluded for the purposes of making a determination of Majority in Interest in respect of such Class.

“Material Acquisition” means any acquisition by the Borrower or any of its Subsidiaries of (a) equity interests in any Person if, after giving effect thereto, such Person will become a Subsidiary of the Borrower or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person (in the case of clauses (a) and (b), including as a result of a merger or consolidation); provided that, in the case of clauses (a) and (b), the aggregate consideration therefor exceeds $100,000,000.

“Material Adverse Effect” means a material adverse effect on (a) the Consolidated results of operations or Consolidated financial condition of the Borrower or (b) the rights of or remedies available to the Lenders against the Borrower under this Agreement, taken as a whole.

“Material Disposition” means any sale, transfer or other disposition by the Borrower or any of its Subsidiaries of (a) all or substantially all the issued and outstanding equity interests in any Person that are owned by the Borrower or any of its Subsidiaries or (b) assets comprising all or substantially all the assets of (or all or substantially all the assets constituting a business unit, division, product line or line of business of) any Person; provided that, in the case of clauses (a) and (b), such sale, transfer or other disposition yields net proceeds to the Borrower or any of its Subsidiaries in excess of $100,000,000 in the aggregate.

“Maturity Date” means the day that is 364 days after the Funding Date; provided that if such day is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

“Maximum Rate” has the meaning set forth in Section 9.13.

“MNPI” means material information concerning the Borrower, its Subsidiaries or the respective securities of any of the foregoing that has not been disseminated in a manner making it available to investors generally, within the meaning of Regulation FD under the Securities Act and the Exchange Act.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

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“Net Proceeds” means, with respect to any event, (a) the cash (which term, for purposes of this definition, shall include cash equivalents) proceeds actually received by the Borrower or its domestic Subsidiaries in respect of such event, including any cash received in respect of any noncash proceeds, but only as and when received, net of (b) the sum, without duplication, of (i) all fees and expenses incurred in connection with such event by the Borrower and its Subsidiaries to third parties, including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees, in each case, actually incurred in connection therewith, (ii) in the case of a sale, transfer, lease or other disposition (including pursuant to a Sale and Leaseback Transaction) of an asset, the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Debt secured by such asset, (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries, and the amount of any reserves established by the Borrower and its Subsidiaries in accordance with GAAP to fund purchase price adjustment, indemnification and similar contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to the occurrence of such event (as determined reasonably and in good faith by the Borrower), provided that, if the Borrower or any of its Subsidiaries receive proceeds that would otherwise constitute Net Proceeds from any Reduction/Prepayment Event described in clause (c) of the definition of such term, the Borrower or such Subsidiary may use, or commit to use, any portion of such proceeds (the “Reinvestment Amount”) to acquire, construct, improve, upgrade or repair assets useful in the business of the Borrower or its Subsidiaries or to consummate any business acquisition, and in each case, the Reinvestment Amount shall not constitute Net Proceeds until, and except to the extent that (but shall then be deemed to have been received to such extent and shall constitute Net Proceeds and not be covered by this proviso), (A) not so used (or committed to be used) within the 365-day period of receipt of such proceeds or (B) if committed to be used within such 365-day period, not so used within the maximum period contemplated in the relevant agreement for the consummation thereof, provided, further, that, in the event any contingent liability reserve established with respect to any event as described in clause (b)(iii) above shall be reduced, the amount of such reduction shall, except to the extent that such reduction is made as a result of a payment having been made in respect of the contingent liabilities with respect to which such reserve has been established, be deemed to be receipt, on the date of such reduction, of cash proceeds in respect of such event and (iv) payments to retire any Debt that is required to be repaid in connection with such event.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, the immediately preceding Business Day); provided that if none of such rates are published for any such day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m., New York City time, on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided further that if any of the aforesaid rates as so determined shall be less than zero, such rate shall be deemed to be zero for all purposes of this Agreement.

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“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than connections arising solely from such Recipient having taken any of the following actions: executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced this Agreement, or sold or assigned pursuant to Section 2.16(b) an interest in any Loan or other interest under this Agreement).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)).

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.-managed banking offices of depositary institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an Overnight Bank Funding Rate.

“Participant” has the meaning set forth in Section 9.04(c)(i).

“Participant Register” has the meaning set forth in Section 9.04(c)(ii).

“Payment” has the meaning set forth in Article VIII.

“Payment Notice” has the meaning set forth in Article VIII.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Permitted Assignee” means (a) any Person set forth in the syndication strategy with respect to the credit facilities provided for herein as memorialized by the Borrower and the Arrangers prior to the Effective Date and (b) after the Funding Date, any Person that is a lender under the Existing Credit Agreement.

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“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other entity.

“Plan” means an employee benefit plan, other than a Multiemployer Plan, which is (or, in the event that any such plan has been terminated within five years after a transaction described in Section 4069 of ERISA, was) maintained for employees of the Borrower or any ERISA Affiliate and subject to Title IV of ERISA.

“Platform” means Debt Domain, IntraLinks™, SyndTrak or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system.

“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “prime rate” in the United States or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Principal Property” means any manufacturing plant or warehouse, together with the land upon which it is erected and fixtures comprising a part thereof, owned by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary and located in the United States the gross book value (without deduction of any reserve for depreciation) of which on the date as of which the determination is being made is an amount which exceeds 1% of Consolidated Net Tangible Assets, other than any such manufacturing plant or warehouse or any portion thereof or any such fixture (together with the land upon which it is erected and fixtures comprising a part thereof) (a) which is financed by Industrial Development Bonds or (b) which, in the opinion of the board of directors of the Borrower or of any duly authorized committee of that board, is not of material importance to the total business conducted by the Borrower and its Subsidiaries taken as a whole.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning set forth in Section 5.01.

“Public Side Lender Representatives” means, with respect to any Lender, representatives of such Lender that do not wish to receive MNPI.

“Qualifying Term Loan Facility” means a term loan facility, or any other “pro rata” facility, entered into by the Borrower or any Subsidiary for the purpose of replacing or refinancing, in whole or in part, the Commitments or Loans (or any Class thereof) or otherwise in connection with the Share Repurchase.

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“Ratings” means the ratings by Moody’s and S&P of the Borrower’s senior, unsecured, non-credit-enhanced, long-term debt.

“Recipient” means the Administrative Agent or any Lender.

“Reduction/Prepayment Events” means:

(a) any Debt Incurrence, other than any Qualifying Term Loan Facility;

(b) any Equity Issuance;

(c) any sale, transfer or other disposition of assets (including pursuant to a Sale and Leaseback Transaction or by way of merger or consolidation) of any asset of the Borrower or any of its Subsidiaries (including any issuance or sale of Equity Interest in any Subsidiary of the Borrower to a Person other than the Borrower or any of its Subsidiaries) but excluding (i) any disposition of assets in the ordinary course of business of the Borrower or any Subsidiary and not as part of a financing, (ii) any disposition of inventory, used or surplus equipment, and cash or cash equivalents, (iii) any disposition of assets that individually results in Net Proceeds to the Borrower and its Subsidiaries of $100,000,000 or less, (iv) any disposition of assets by any Subsidiary of the Borrower that is organized outside the United States or (v) any disposition of assets to the Borrower or any Subsidiary or other Affiliate of the Borrower; and

(d) entry into any Qualifying Term Loan Facility.

“Reference Time” with respect to any setting of the then-current Benchmark means (a) if such Benchmark is the Term SOFR, 5:00 a.m., Chicago time, on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (b) if such Benchmark is the Daily Simple SOFR, then four U.S. Government Securities Business Days prior to such setting or (c) otherwise, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning set forth in Section 9.04(b)(iv).

“Reinvestment Amount” has the meaning set forth in the definition of the term “Net Proceeds”.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the directors, officers, partners, trustees, employees, agents and advisors of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means, with respect to a Benchmark Replacement, the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Required Lenders” means, at any time, Lenders having Commitments or Loans, as applicable, representing more than 50% of the aggregate amount of all the Commitments or the aggregate principal amount of all the Loans, as applicable, at such time; provided that the Commitments and Loans of any Defaulting Lender shall be excluded for the purposes of making a determination of Required Lenders.

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“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” has the meaning set forth in Section 6.03.

“SEC” means the United States Securities and Exchange Commission, or any other Governmental Authority that shall have succeeded to the functions thereof.

“Securities Act” means the United States Securities Act of 1933, as amended from time to time.

“Share Repurchase” means the accelerated share repurchase of the Borrower’s common stock expected to be announced by the Borrower on the date hereof.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the NYFRB’s Website or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“Solvent” means with respect to any Person on any date of determination, that on such date (a) the sum of the liabilities (including contingent liabilities) of such Person and its subsidiaries, on a consolidated basis, does not exceed the fair value of the present assets of such Person and its subsidiaries, on a consolidated basis, (b) the present fair saleable value of the assets of such Person and its subsidiaries, on a consolidated basis, is greater than the total amount that will be required to pay the probable liabilities (including contingent liabilities) of such Person and its subsidiaries as they become absolute and matured, (c) the capital of such Person and its subsidiaries, on a consolidated basis, is not unreasonably small in relation to their business as contemplated on such date and (d) such Person and its subsidiaries, on a consolidated basis, have not incurred and do not intend to incur, or believe that they will incur, debts or other liabilities, including current obligations, beyond their ability to pay such debts or other liabilities as they become due (whether at maturity or otherwise). For purposes hereof, the amount of any contingent liability shall be computed as the amount that, in light of all of the facts and circumstances existing as of such date, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” means, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time of any determination directly or indirectly owned or Controlled by such Person, by such Person and one or more other Subsidiaries of such Person or by one or more other Subsidiaries of such Person. Unless otherwise specified, all references herein to Subsidiaries shall be deemed to refer to Subsidiaries of the Borrower.

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“Syndication Agent” means Goldman Sachs Lending Partners LLC, in its capacity as syndication agent for the credit facilities provided for herein.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges in the nature of a tax imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Borrowing” means any Borrowing comprised of Term SOFR Loans.

“Term SOFR Loan” means any Loan that bears interest at a rate determined by reference to the Adjusted Term SOFR (other than pursuant to clause (c) of the definition of Alternate Base Rate).

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m., New York City time, on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Tranche 1 Borrowing” means a Borrowing comprised of Tranche 1 Loans.

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“Tranche 1 Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche 1 Loan hereunder, expressed as an amount representing the maximum principal amount of the Tranche 1 Loan to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to Section 2.06 or 7.02 or increased or reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Tranche 1 Commitment on the Effective Date is set forth under the heading “Tranche 1 Commitments” on Schedule 2.01, and the aggregate amount of the Tranche 1 Commitments on the Effective Date is $6,000,000,000.

“Tranche 1 Lender” means any Lender with a Tranche 1 Commitment or a Tranche 1 Loan.

“Tranche 1 Loan” means any Loan made by a Tranche 1 Lender pursuant to clause (a) of Section 2.01.

“Tranche 2 Borrowing” means a Borrowing comprised of Tranche 2 Loans.

“Tranche 2 Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make a Tranche 2 Loan hereunder, expressed as an amount representing the maximum principal amount of the Tranche 2 Loan to be made by such Lender hereunder, as such commitment may be reduced from time to time pursuant to Section 2.06 or 7.02 or increased or reduced from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Tranche 2 Commitment on the Effective Date is set forth under the heading “Tranche 2 Commitments” on Schedule 2.01, and the aggregate amount of the Tranche 2 Commitments on the Effective Date is $4,000,000,000.

“Tranche 2 Lender” means any Lender with a Tranche 2 Commitment or a Tranche 2 Loan.

“Tranche 2 Loan” means any Loan made by a Tranche 2 Lender pursuant to clause (b) of Section 2.01.

“Transactions” means (a) the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof, (b) the Share Repurchase and (c) the payment of fees and expenses incurred in connection with the foregoing.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR (other than pursuant to clause (c) of the definition of Alternate Base Rate), the Alternate Base Rate or, if applicable pursuant to Section 2.11, the Adjusted Daily Simple SOFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

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“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“United States” means the United States of America (including the constituent States thereof and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means a Person that is a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.14(f)(ii)(B)(3).

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended from time to time, and the rules and regulations promulgated or issued thereunder.

“Wholly-Owned Domestic Manufacturing Subsidiary” means any Subsidiary of the Borrower of which, at the time of determination, all of the outstanding capital stock (other than directors’ qualifying shares) is owned by the Borrower directly and/or indirectly and which, at the time of determination, is primarily engaged in manufacturing; provided, however, that “Wholly-Owned Domestic Manufacturing Subsidiary” shall not include any Subsidiary of the Borrower that (a) neither transacts any substantial portion of its business nor regularly maintains any substantial portion of its fixed assets within the United States, (b) is engaged primarily in the finance business, including financing the operations of, or the purchase of products that are products of or incorporate products of, the Borrower and/or its Subsidiaries or (c) is primarily engaged in ownership and development of real estate, construction of buildings or related activities, or a combination of the foregoing. In the event that there shall at any time be a question as to whether a Subsidiary of the Borrower is primarily engaged in manufacturing or is described in the foregoing clause (a), (b) or (c), such matter shall be determined for all purposes of this Agreement by resolution of the board of directors of the Borrower.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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SECTION 1.02.         Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Class (e.g., a “Tranche 1 Loan” or a “Tranche 2 Borrowing”), by Type (e.g., a “Term SOFR Loan” or an “ABR Borrowing”) or by Class and Type (e.g., a “Tranche 1 Term SOFR Loan” or a “Tranche 2 ABR Borrowing”).

SECTION 1.03.         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal, tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Unless the context requires otherwise or except as otherwise expressly provided herein, (a) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (b) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (c) any definition of or reference to any agreement, instrument or other document (including this Agreement) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (but disregarding any amendment, supplement or other modification made in breach of this Agreement), (d) any definition of or reference to any law, rule or regulation shall be construed as referring thereto as from time to time amended, supplemented or otherwise modified (including by succession of comparable successor laws) and (e) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof.

SECTION 1.04.         Interest Rates; Benchmark Notification. The interest rate on a Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its Affiliates and/or other related Persons may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or replacement rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other Person for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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SECTION 1.05.         Divisions. For all purposes under this Agreement, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its equity interests at such time.

SECTION 1.06.         Currency Translation. For purposes of any determination under Sections 6.01, 6.03 and 7.01(i), all amounts incurred, outstanding or proposed to be incurred or outstanding in currencies other than Dollars shall be translated into Dollars at the currency exchange rate (as reasonably determined by the Borrower) in effect on the date of such determination; provided that no Default or Event of Default shall arise as a result of any limitation set forth in Dollars in Section 6.01 or 6.03 being exceeded solely as a result of changes in the exchange rate from those rates applicable at the time or times Debt, Liens or Sale and Leaseback Transactions were initially consummated in reliance on the exceptions under such Sections.

ARTICLE II

The Credits

SECTION 2.01.         Commitments. Subject to the terms and conditions set forth herein, (a) each Tranche 1 Lender agrees to make a Tranche 1 Loan to the Borrower in Dollars in a single drawing at any time during the Funding Availability Period, provided that the principal amount of the Tranche 1 Loan made by any Tranche 1 Lender will not exceed such Tranche 1 Lender’s Tranche 1 Commitment as in effect immediately prior to the making of such Tranche 1 Loan and (b) each Tranche 2 Lender agrees to make a Tranche 2 Loan to the Borrower in Dollars in a single drawing at any time during the Funding Availability Period, provided that the principal amount of the Tranche 2 Loan made by any Tranche 2 Lender will not exceed such Tranche 2 Lender’s Tranche 2 Commitment as in effect immediately prior to the making of such Tranche 2 Loan. Amounts borrowed under this Section 2.01 and repaid or prepaid in respect of Loans may not be reborrowed. Any amounts borrowed under this Section 2.01 shall be borrowed on a single Funding Date and ratably between the Classes of Loans.

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SECTION 2.02.         Loans and Borrowings. (a) Each Tranche 1 Loan shall be made as part of a Tranche 1 Borrowing consisting of Tranche 1 Loans of the same Type made by the Tranche 1 Lenders ratably in accordance with their respective Tranche 1 Commitments. Each Tranche 2 Loan shall be made as part of a Tranche 2 Borrowing consisting of Tranche 2 Loans of the same Type made by the Tranche 2 Lenders ratably in accordance with their respective Tranche 2 Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required hereunder.

(b)          Subject to Section 2.11, each Borrowing shall be comprised entirely of Term SOFR Loans, ABR Loans or, if applicable pursuant to Section 2.11, Daily Simple SOFR Loans, in each case, as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.12, 2.13, 2.14 or 9.03 solely in respect of increased costs or Taxes resulting from such exercise and existing at the time of such exercise (and that would not have been incurred but for such exercise).

(c)          At the commencement of each Interest Period for any Term SOFR Borrowing, such Borrowing shall be in an aggregate amount not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof; provided that a Term SOFR Borrowing that results from a continuation of an outstanding Term SOFR Borrowing may be in an aggregate amount that is equal to such outstanding Borrowing. Borrowings of more than one Type or Class may be outstanding at the same time; provided that there shall not at any time be more than a total of five (or such greater number as may be agreed to by the Administrative Agent) Term SOFR Borrowings outstanding.

(d)          Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert to or continue, any Term SOFR Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.         Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by submitting a completed written Borrowing Request, executed by a Financial Officer of the Borrower, (a) in the case of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing or (c) if applicable pursuant to Section 2.11, in the case of a Daily Simple SOFR Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days before the date of the proposed Borrowing (or, in each case, such shorter notice period as shall be agreed to by the Administrative Agent). Each Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)          the aggregate principal amount of the requested Borrowing;

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(ii)         the date of such Borrowing, which shall be a Business Day;

(iii)        whether such Borrowing is to be a Tranche 1 Borrowing or a Tranche 2 Borrowing;

(iv)        the Type of Loans comprising such Borrowing;

(v)         in the case of a Term SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;

(vi)        the location and number of the account to which funds are to be disbursed; and

(vii)       if the requested Borrowing is conditioned on the occurrence of any event, such event.

Each Borrowing Request shall be irrevocable; provided that a Borrowing Request may state that such Borrowing Request is conditioned upon the occurrence of any event, in which case such Borrowing Request may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the requested date of such Borrowing, but not after the funding by the Lenders thereof) if such condition is not satisfied. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04.         Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the Funding Date by wire transfer of immediately available funds in Dollars by 10:00 a.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly (and in any event, no later than two hours after receipt) remitting the amounts so received, in like funds, to an account specified by the Borrower in the Borrowing Request.

(b)          Unless the Administrative Agent shall have received notice from a Lender prior to the Funding Date that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance on such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its full share of such Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of a payment to be made by such Lender, the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of a payment to be made by the Borrower, the interest rate applicable to such Borrowing. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. If the Borrower pays such amount to the Administrative Agent, then such amount shall constitute a reduction of such Borrowing.

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SECTION 2.05.         Interest Elections. (a) Each Borrowing initially shall be of the Type and, in the case of a Term SOFR Borrowing, shall have an initial Interest Period as specified in the Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a Borrowing of a different Type or to continue such Borrowing and, in the case of a Term SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding any other provision of this Section, the Borrower shall not be permitted to change the Class of any Borrowing or elect an Interest Period for a Term SOFR Borrowing, in each case, that does not comply with Section 2.02(d).

(b)          To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by submitting a completed written Interest Election Request, executed by a Financial Officer of the Borrower, (i) in the case of a conversion to or a continuation of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, three U.S. Government Securities Business Days before the date of the proposed conversion or continuation (or, in the case of any such conversion requested to be made on the Funding Date, such shorter notice period as may be agreed by the Administrative Agent), (ii) in the case of a conversion to an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed conversion or (iii) if applicable pursuant to Section 2.11, in the case of a conversion to a Daily Simple SOFR Borrowing, not later than 12:00 noon, New York City time, three U.S. Government Securities Business Days before the date of the proposed conversion. Each Interest Election Request shall be revocable at any time prior to the effective date of the conversion or continuation specified in such notice (subject to the payment by the Borrower of amounts described in Section 2.13 if the Administrative Agent has already given notice of such requested conversion or continuation to the Lenders of the applicable Class) and shall specify the following information in compliance with Section 2.02:

(i)          the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)         the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)        the Type of the resulting Borrowing; and

(iv)        if the resulting Borrowing is to be a Term SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

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(c)          Promptly following receipt of an Interest Election Request in accordance with this Section, the Administrative Agent shall advise each Lender of the applicable Class of the details thereof and of such Lender’s portion of each resulting Borrowing.

(d)          If the Borrower fails to deliver a timely Interest Election Request with respect to a Term SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein and subject to Section 2.11, at the end of such Interest Period such Borrowing shall (i) if such Interest Period would be permitted by Section 2.02(d), automatically be continued as a Term SOFR Borrowing for an Interest Period of one month and (ii) otherwise, automatically be converted to an ABR Borrowing.

SECTION 2.06.         Termination and Reduction of Commitments.

(a)          Unless previously terminated, (i) each Lender’s Commitment of any Class shall be automatically reduced by the amount of any Loan of such Class made by such Lender, such reduction to be effective immediately following the making of such Loan by such Lender, and (ii) the Commitments shall terminate upon the earlier of (A) the borrowing of the Loans in accordance with Section 2.01 and (B) 11:59 p.m., New York City time, on the Commitment Termination Date.

(b)          The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that each reduction of the Commitments pursuant to this paragraph (b) (i) shall be made ratably between the Classes of Commitments and (ii) shall be in a minimum amount equal to the lesser of $50,000,000 and the aggregate amount of the Lenders’ Commitments at such time and in integral multiples of $10,000,000 over $50,000,000. The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments of any Class under this paragraph (b) in writing no later than 11:00 a.m., New York City time, on the effective date of such termination or reduction, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this paragraph (b) shall be irrevocable; provided that a notice of termination or reduction of the Commitments delivered by the Borrower may state that such notice is conditioned upon the occurrence of any event, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

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(c)          In the event and on each occasion that, on or after the Effective Date and prior to the termination of the Commitments in accordance with this Section, either (i) the Borrower receives any Net Proceeds in respect of a Reduction/Prepayment Event described in clause (b) of the definition of such term or (ii) the Borrower or any of its Subsidiaries receives any Net Proceeds in respect of a Reduction/Prepayment Event described in clause (a), (c) or (d) of the definition of such term (or, in the case of clause (d) of the definition of such term, obtains commitments in respect of any Qualifying Term Loan Facility), then (A) subject to the immediately succeeding sentence, the Borrower shall on the date of (or, in the case of a Reduction/Prepayment Event described in clause (c) of the definition of such term, no later than one Business Day after) receipt of such Net Proceeds (or on the date of the effectiveness of the commitments in respect of such Qualifying Term Loan Facility, as applicable) notify the Administrative Agent of such Reduction/Prepayment Event and the amount of Net Proceeds (or commitments, as applicable) resulting therefrom (together with, in each case, a reasonably detailed calculation thereof) and (B) if such Net Proceeds (or such commitments, as applicable) are (1) in respect of a Reduction/Prepayment Event described in clause (a) or (b) of the definition of such term, then the Tranche 1 Commitments will be automatically reduced (on the date of such receipt) by an amount equal to the lesser of (x) the total aggregate amount of the Lenders’ Tranche 1 Commitments at such time and (y) the amount of such Net Proceeds (and to the extent the amount of such Net Proceeds exceeds the total aggregate amount of the Lenders’ Tranche 1 Commitments at such time, the Tranche 2 Commitments will be automatically reduced at such time by the amount of such excess), (2) in respect of a Reduction/Prepayment Event described in clause (d) of the definition of such term, then the Tranche 2 Commitments will be automatically reduced (on the date of such receipt or effectiveness of commitments, as applicable) by an amount equal to the lesser of (x) the total aggregate amount of the Lenders’ Tranche 2 Commitments at such time and (y) the amount of such Net Proceeds or commitments, as applicable (and to the extent the amount of such Net Proceeds or commitments, as applicable, exceeds the total aggregate amount of the Lenders’ Tranche 2 Commitments at such time, the Tranche 1 Commitments will be automatically reduced at such time by the amount of such excess) and (3) in respect of a Reduction/Prepayment Event described in clause (c) of the definition of such term, then the Commitments will be automatically reduced ratably between the Classes thereof (on the date of such receipt) by an amount equal to the lesser of (x) the total aggregate amount of the Lenders’ Commitments at such time and (y) the amount of such Net Proceeds; provided that, in the case of this clause (3), no Commitments shall be reduced pursuant to this clause unless and until the aggregate amount of the Net Proceeds received by the Borrower and its Subsidiaries on or after the Effective Date in respect of all Reduction/Prepayment Events described in clause (c) of the definition of such term and that have not been applied to reduce the Commitments pursuant to this Section 2.06(c) exceeds $500,000,000 (it being understood that, upon such excess occurring, the Borrower shall give notice in respect of all such Reduction/Prepayment Events as set forth in clause (A) above, and the Commitments shall be automatically reduced by the amount of all such Net Proceeds as set forth in this clause (3), in each case, as would have been required had all such Net Proceeds been received on the date such excess occurs). The Borrower shall not be required to deliver any notice referred to in clause (A) above in respect of any Reduction/Prepayment Event described in clause (c) of the definition of such term if a reduction in the Commitments would not be required on account thereof pursuant to the immediately preceding proviso; provided that the Borrower shall be required to deliver a notice in respect thereof if and when required pursuant to the immediately preceding proviso.

(d)          Promptly following receipt of any notice pursuant to paragraph (b) or (c) of this Section, the Administrative Agent shall advise the Lenders of the applicable Class of the contents thereof. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

SECTION 2.07.         Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Maturity Date.

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(b)          Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)          The records maintained by the Administrative Agent and the Lenders shall be prima facie evidence of the existence and amounts of the obligations of the Borrower in respect of the Loans and the interest and fees due or accrued hereunder; provided that the failure of the Administrative Agent or any Lender to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to pay any amounts due hereunder in accordance with the terms of this Agreement.

(d)          Any Lender may request that the Loan made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent and reasonably acceptable to the Borrower. Thereafter, the Loan evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08.         Prepayment of Loans. (a) The Borrower shall have the right, in its sole discretion, at any time and from time to time, to prepay any Borrowing in whole or in part, without premium or penalty (but subject to Section 2.13); provided that any such prepayment shall be made ratably between the Classes of Loans. The Borrower shall notify the Administrative Agent in writing of any prepayment of a Borrowing hereunder (i) in the case of prepayment of a Term SOFR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 9:00 a.m., New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Borrowing or Borrowings to be prepaid and the principal amount of each such Borrowing or portion thereof to be prepaid; provided that a notice of optional prepayment delivered by the Borrower may state that such notice is conditioned upon the occurrence of one or more events, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified prepayment date) if such condition is not satisfied.

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(b)          In the event and on each occasion that, on or after the Effective Date, either (i) the Borrower receives any Net Proceeds in respect of a Reduction/Prepayment Event described in clause (b) of the definition of such term or (ii) the Borrower or any of its Subsidiaries receives any Net Proceeds in respect of a Reduction/Prepayment Event described in clause (a), (c) or (d) of the definition of such term, in each case, to the extent such Net Proceeds (or, in the case of clause (d) of the definition of such term, the commitments obtained in respect of any Qualifying Term Loan Facility that resulted in such Net Proceeds) did not result in a reduction of the Commitments (or any Class thereof) pursuant to Section 2.06(c), then (A) subject to the immediately succeeding sentence, the Borrower shall within five Business Days (or, in the case of clause (2) below, on the date) of receipt of such Net Proceeds notify the Administrative Agent of such Reduction/Prepayment Event, the amount of Net Proceeds resulting therefrom that did not (or commitments in respect of which did not, as applicable) result in a reduction of the Commitments (or any Class thereof) pursuant to Section 2.06(c) (together with, in each case, a reasonably detailed calculation thereof) and (B) if such Net Proceeds are (1) in respect of a Reduction/Prepayment Event described in clause (a) or (b) of the definition of such term, then, within five Business Days of the day such Net Proceeds are received, the Borrower shall prepay Tranche 1 Borrowings in an amount equal to the lesser of (x) the aggregate principal amount of Tranche 1 Loans then outstanding and (y) the amount of such Net Proceeds (and to the extent the amount of such Net Proceeds exceeds the aggregate principal amount of the Tranche 1 Loans then outstanding, the Borrower shall prepay Tranche 2 Borrowings in an amount equal to such excess), (2) in respect of a Reduction/Prepayment Event described in clause (d) of the definition of such term, then, on the day such Net Proceeds are received, the Borrower shall prepay Tranche 2 Borrowings in an amount equal to the lesser of (x) the aggregate principal amount of Tranche 2 Loans then outstanding and (y) the amount of such Net Proceeds (and to the extent the amount of such Net Proceeds exceeds the aggregate principal amount of the Tranche 2 Loans then outstanding, the Borrower shall prepay Tranche 1 Borrowings in an amount equal to such excess) and (3) in respect of a Reduction/Prepayment Event described in clause (c) of the definition of such term, then, within twenty Business Days of the day such Net Proceeds are received, the Borrower shall prepay Borrowings ratably between the Classes thereof in an amount equal to the lesser of (x) the aggregate principal amount of Loans then outstanding and (y) the amount of such Net Proceeds; provided that, in the case of this clause (3), the Borrower shall not be required to make any prepayment under this clause unless and until the aggregate amount of the Net Proceeds received by the Borrower and its Subsidiaries on or after the Effective Date in respect of all Reduction/Prepayment Events described in clause (c) of the definition of such term and that have not been applied to reduce the Commitments pursuant to Section 2.06(c) or to prepay Borrowings pursuant to this Section 2.08(b) exceeds $500,000,000 (it being understood that, upon such excess occurring, the Borrower shall give notice in respect of all such Reduction/Prepayment Events as set forth in clause (A) above, and shall apply all such Net Proceeds as set forth in this clause (3), in each case, as would have been required had all such Net Proceeds been received on the date such excess occurs). The Borrower shall not be required to deliver any notice referred to in clause (A) above in respect of any Reduction/Prepayment Event described in clause (c) of the definition of such term if a prepayment of the Borrowings would not be required on account thereof pursuant to the immediately preceding proviso; provided that the Borrower shall be required to deliver a notice in respect thereof if and when required pursuant to the immediately preceding proviso.

(c)          Promptly following receipt of any notice pursuant to paragraph (a) or (b) of this Section, the Administrative Agent shall advise the Lenders of applicable Class of the contents thereof. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest thereon.

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SECTION 2.09.         Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender on each of the dates set forth below, or, if any such date is not a Business Day, on the first succeeding Business Day after such date, a duration fee equal to the applicable percentage set forth below of the aggregate principal amount of such Lender’s Loans outstanding on such date:

Date	Duration Fee Percentage
90 days after the Funding Date	0.50%
180 days after the Funding Date	0.75%
270 days after the Funding Date	1.00%

(b)          The Borrower agrees to pay to the parties entitled thereto the fees payable pursuant to the Fee Letters, in the amounts and at the times set forth therein.

(c)          All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the parties entitled thereto or, in the case of the duration fees, to the Administrative Agent for distribution to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

SECTION 2.10.         Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

(b)          The Loans comprising each Term SOFR Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Rate.

(c)          The Loans comprising each Daily Simple SOFR Borrowing (if such Type of Borrowing is applicable pursuant to Section 2.11) shall bear interest at the Adjusted Daily Simple SOFR plus the Applicable Rate.

(d)          Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 1.00% per annum plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 1.00% per annum plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

(e)          Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Term SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

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(f)          All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted Term SOFR and, if applicable pursuant to Section 2.11, Adjusted Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11.         Alternate Rate of Interest. (a) Subject to Section 2.11(b), if:

(i)          the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR for the applicable Interest Period (including because the Term SOFR Reference Rate is not available or published on a current basis) or (B) at any time, that adequate and reasonable means do not exist for ascertaining the Adjusted Daily Simple SOFR; or

(ii)         the Administrative Agent is advised by the Required Lenders (A) prior to the commencement of any Interest Period for a Term SOFR Borrowing, that the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Term SOFR Borrowing for such Interest Period or (B) at any time, that the Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in any Daily Simple SOFR Borrowing;

then the Administrative Agent shall give notice (which may be telephonic) thereof to the Borrower and the Lenders as promptly as practicable thereafter, and, if such notice is given, the Borrower may revoke any Borrowing Request or Interest Election Request for the affected Term SOFR Borrowing or Daily Simple SOFR Borrowing and, failing that, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with Section 2.05 or a new Borrowing Request in accordance with Section 2.03, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term SOFR Borrowing and any Borrowing Request that requests a Term SOFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a)(i) or 2.11(a)(ii) or (2) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.11(a)(i) or 2.11(a)(ii). Furthermore, if any Term SOFR Loan or Daily Simple SOFR Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(a) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with Section 2.05, (A) any Term SOFR Loan shall, on the last day of the Interest Period applicable to such Loan, convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not also the subject of Section 2.11(a)(i) or 2.11(a)(ii) or (y) an ABR Borrowing if the Adjusted Daily Simple SOFR is also the subject of Section 2.11(a)(i) or 2.11(a)(ii), and (B) any Daily Simple SOFR Loan shall, on the date of the Borrower’s receipt of such notice, convert to, and shall constitute, an ABR Loan.

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(b)          (i) Notwithstanding anything to the contrary herein, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder in respect of any Benchmark setting at or after 5:00 p.m., New York City time, on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)         Notwithstanding anything to the contrary herein, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(iii)        The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.11(b)(iv) and (E) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or the Lenders pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement, except, in each case, as expressly required pursuant to this Section 2.11.

(iv)        Notwithstanding anything to the contrary herein, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v)         Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a borrowing of, conversion to or continuation of an affected Term SOFR Borrowing or Daily Simple SOFR Borrowing to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term SOFR Borrowing into a request for a borrowing of or conversion to (A) a Daily Simple SOFR Borrowing so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. Furthermore, if any Term SOFR Loan or Daily Simple SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.11(b), (1) any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, (x) a Daily Simple SOFR Loan so long as the Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event and (2) any Daily Simple SOFR Loan shall, on date of the Borrower’s receipt of such notice, convert to, and shall constitute, an ABR Loan.

SECTION 2.12.         Increased Costs. (a) If any Change in Law shall:

(i)          impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)         impose on any Lender or the relevant interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii)        subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Excluded Taxes) on its loans, loan principal, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

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and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then, from time to time upon written request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs or expenses incurred or reduction suffered.

(b)          If any Lender reasonably determines that any Change in Law regarding capital or liquidity requirements has had or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company would have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then, from time to time upon written request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(c)          A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company as specified in paragraph (a) or (b) of this Section delivered to the Borrower shall be prima facie evidence of the amount claimed in the absence of manifest error; provided that it is accompanied by a statement in reasonable detail of the calculation on which such amount was based. The Borrower shall pay such Lender the amount shown as due on any such certificate within 15 days after receipt thereof.

(d)          Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or expenses incurred or reductions suffered more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or expenses or reductions and of such Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or expenses or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)          If any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any amount (i) as to which it has been indemnified by the Borrower or (ii) which has been paid to such Lender by the Borrower, in each case pursuant to this Section 2.12, it shall pay over such refund to the Borrower (but only to the extent of payments made by the Borrower under this Section 2.12 with respect to the events giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower agrees, upon the written request of such Lender to the Borrower, to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require any Lender to make available its accounting records (or any other information which it deems confidential) to the Borrower or any other Person.

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SECTION 2.13.         Break Funding Payments. In the event of (a) the payment of any principal of any Term SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert or continue any Term SOFR Loan on the date specified in any notice delivered pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof), (d) the failure to prepay any Term SOFR Loan on a date specified therefor in any notice of prepayment delivered by the Borrower pursuant hereto (whether or not such notice may be revoked in accordance with the terms hereof) or (e) the assignment (other than as a result of a default by the applicable Lender in the performance of its agreements set forth herein) of any Term SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16(b), then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense (but not lost profit) attributable to such event. A certificate of any Lender delivered to the Borrower and setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be prima facie evidence of such amount; provided that it is accompanied by a statement in reasonable detail of the calculation on which such amount was based. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14.         Taxes. (a) Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of the Borrower or an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by the Borrower or such withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)          Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law or, at the option of the Administrative Agent, timely reimburse it for Other Taxes.

(c)          Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

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(d)          Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 20 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment by or on behalf of the Borrower to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)          Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with this Agreement, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Lender shall severally indemnify the Borrower for any Taxes paid or payable by the Borrower (and not deducted or withheld by the Borrower from any payment otherwise due hereunder to such Lender) as a result of the failure of such Lender to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender to the Borrower pursuant to Section 2.14(f), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the Borrower to set off and apply any and all amounts at any time owing by the Administrative Agent or the Borrower (as applicable) to such Lender under this Agreement or otherwise payable by the Administrative Agent or the Borrower (as applicable) to the Lender from any other source against any amount due to the Administrative Agent or the Borrower (as applicable) under this paragraph.

(f)          Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under this Agreement shall deliver to the Borrower and the Administrative Agent, at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(f)(ii)(A), 2.14(f)(ii)(B) and 2.14(f)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

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(ii)         Without limiting the generality of the foregoing:

(A)         any Lender that is a U.S. Person (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, is owned, for U.S. federal income tax purposes, by a U.S. Person) shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), duly completed and executed originals of IRS Form W-9 certifying that such Lender (or such U.S. Person, as applicable) is exempt from U.S. Federal backup withholding tax;

(B)         any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)         in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) entitled to the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under this Agreement, duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)         duly completed and executed copies of IRS Form W-8ECI with respect to such Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner);

(3)         in the case of a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) entitled to the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a duly completed and executed certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender (or such owner, as applicable) is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) duly completed and executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

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(4)         to the extent a Foreign Lender (or, if a Foreign Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, such owner) is not the beneficial owner, duly completed and executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable (and including any other information required to be provided by IRS Form W-8IMY); provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct or indirect partner;

(C)         any Lender (or, if such Lender is disregarded as an entity separate from its owner for U.S. federal income tax purposes, the Person treated as its owner for U.S. federal income tax purposes) shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)         if a payment made to a Lender under this Agreement would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Upon the reasonable request of the Borrower or the Administrative Agent, any Lender shall update any form or certification previously delivered pursuant to this Section 2.14(f). Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly (and in any event within 10 days after such expiration, obsolescence or inaccuracy) (x) update such form or certification or (y) notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)          Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund or credit of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund or credit (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (plus any penalties, interest (but solely with respect to the period during which the indemnifying party held such refund) or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph, in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this paragraph the payment of which would place such indemnified party in a less favorable net after-Tax position than such indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h)          Survival. Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under this Agreement.

(i)          Defined Terms. For purposes of this Section, the term “applicable law” includes FATCA.

SECTION 2.15.         Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) The Borrower shall make each payment required to be made by it hereunder prior to the time expressly required hereunder for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time), on the date when due, in immediately available funds, without any setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to such account as may be specified by the Administrative Agent; provided that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payment received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars. Any payment by the Borrower credited to the account specified by the Administrative Agent shall discharge the obligation of the Borrower to make such payment at the time such credit is so effected, irrespective of the time of any distribution of such payment by the Administrative Agent to any Lender.

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(b)          If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the amount of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amounts of principal of and accrued interest on their Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (for the avoidance of doubt, as in effect from time to time) or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower agrees that any Lender acquiring a participation pursuant to the foregoing arrangements may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

(c)          Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of (x) the NYFRB Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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(d)          If any Lender shall fail to make any payment required to be made by it hereunder to or for the account of the Administrative Agent, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations in respect of such payment until all such unsatisfied obligations have been discharged or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender pursuant to Sections 2.04(b), 2.15(c) and 9.03(c), in each case in such order as shall be determined by the Administrative Agent in its discretion.

SECTION 2.16.         Mitigation Obligations; Replacement of Lenders. (a) Each Lender shall (i) if it determines that it is specifically entitled to compensation under Section 2.14, use its reasonable efforts to designate a different lending office, if any, for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if any, if such designation or assignment and delegation would avoid, or minimize the amount of, any payment by the Borrower of additional amounts under Section 2.14 in respect of such Lender and (ii) if it determines that it is specifically entitled to compensation under Section 2.12, use its reasonable efforts (including using reasonable efforts to designate a different lending office, if any, for funding or booking its Loans hereunder or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates, if any), but only if it shall not incur any disadvantage as a result thereof, to avoid, or to minimize the amount of, any payment by the Borrower of additional amounts under Section 2.12 in respect of such Lender.

(b)          If (i) any Lender requests or becomes entitled to and does not waive compensation under Section 2.12, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, (iii) any Lender has become a Defaulting Lender or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination that under Section 9.02 requires the consent of all the Lenders or of all Lenders affected thereby (or all the Lenders or all the affected Lenders of the applicable Class) and with respect to which the Required Lenders shall have granted their consent (or, in circumstances where Section 9.02 does not require the consent of the Required Lenders, a Majority in Interest of the Lenders of the affected Class), then the Borrower may, at its sole expense and effort, upon notice to the Administrative Agent and, to the extent permitted under applicable law, such Lender, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.12 and 2.14) and obligations under this Agreement (or, in the case of any such assignment and delegation resulting from a failure to provide a consent, all its interests, rights (other than such existing rights) and obligations under this Agreement as a Lender of a particular Class) to an Eligible Assignee that shall assume such obligations (which may be a Lender, if another Lender accepts such assignment and delegation); provided that (A) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder (if applicable, in each case only to the extent such amounts relate to its interests as a Lender of a particular Class) from the assignee (in the case of such principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (B) in the case of any such assignment and delegation resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments and (C) in the case of any such assignment and delegation resulting from the failure to provide a consent, the assignee shall have given such consent. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver or consent by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation have ceased to apply. Each party hereto agrees that an assignment and delegation required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee and that the Lender required to make such assignment and delegation need not be a party thereto.

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SECTION 2.17.         Defaulting Lenders. (a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law, the Commitments and Loans of such Defaulting Lender shall be disregarded in determining whether the Required Lenders, Lenders representing a Majority in Interest or any other requisite Lenders shall have taken or may take any action hereunder (including any consent to any waiver, amendment or other modification pursuant to Section 9.02); provided that any waiver, amendment or other modification that requires the consent of all Lenders or of all Lenders affected thereby (or all Lenders or all affected Lenders of the applicable Class) shall, except as provided in Section 9.02, require the consent of such Defaulting Lender in accordance with the terms hereof.

(b)          If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Defaulting Lender will cease to be a Defaulting Lender; provided that all amendments, waivers or other modifications effected without its consent in accordance with the provisions of Section 9.02 and this Section during such period shall be binding on it; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants, as of the Effective Date and as of the Funding Date, as follows:

SECTION 3.01.         Organization; Powers. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which the conduct of its operations or the ownership of its properties requires such qualification except where the failure to so qualify will not have a material adverse effect on the Consolidated financial condition of the Borrower. The Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, this Agreement.

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SECTION 3.02.         Authorization; Absence of Conflicts. The execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action and do not contravene (a) the Borrower’s certificate of incorporation or by-laws or (b) except where such contravention would not reasonably be expected to have a Material Adverse Effect, any law or contractual restriction binding on the Borrower.

SECTION 3.03.         Governmental Consents. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority in the United States, or to the Borrower’s knowledge, in any other jurisdiction, is required for the due execution, delivery and performance by the Borrower of this Agreement, other than routine requirements which, to the Borrower’s knowledge, have (to the extent that compliance is required on or prior to the date hereof) been complied with in all material respects.

SECTION 3.04.         Enforceability. This Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.05.         Financial Statements; No Material Adverse Effect. (a)  The Historical Borrower Financial Statements, copies of which are publicly available on the SEC EDGAR system website, fairly present, in all material respects, the Consolidated financial condition of the Borrower as at the date thereof and the Consolidated results of operations of the Borrower for the periods covered thereby, all in accordance with GAAP in effect as of the date of such financial statements (in the case of the Historical Borrower Financial Statements referred to in clause (b) of the definition of such term, subject to normal year-end audit adjustments and the absence of certain footnotes) and (except to the extent otherwise noted therein) consistently applied.

(b)          Since December 31, 2022, there has been no material adverse change in the Consolidated financial condition or the Consolidated results of operations of the Borrower except as otherwise disclosed in any reports by the Borrower on Form 10-K, Form 10-Q or Form 8-K publicly filed or furnished under the Exchange Act prior to the date hereof.

SECTION 3.06.         Litigation. There is no pending or, to the knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that would reasonably be expected to have a material adverse effect on the Consolidated financial condition of the Borrower.

SECTION 3.07.         Federal Reserve Regulations. Neither the Borrower nor any of its Subsidiaries is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation T, U or X of the Federal Reserve Board as now and from time to time hereafter in effect. The proceeds of Loans hereunder will be used to finance the Share Repurchase and to pay fees and expenses incurred in connection with the Transactions, and no part of the proceeds of any Loans hereunder will be used in a manner that would cause the Loans to be in violation of Regulation U of the Federal Reserve Board.

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SECTION 3.08.         ERISA. No event described in clause (i)(A) or (i)(B) of Section 7.01(f) has occurred or is reasonably expected to occur with respect to any Plan that would materially and adversely affect the Consolidated financial condition of the Borrower, and no event described in clause (i)(C) or (i)(D) of Section 7.01(f) has occurred or is reasonably expected to occur that would materially and adversely affect the Consolidated financial condition of the Borrower.

SECTION 3.09.         Sanctions. The Borrower (a) is not (i) a Person named on the list of “Specially Designated Nationals” or “Blocked Persons” maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time, or (ii) (x) an agency of the government of a country or (y) an organization controlled by a country that is subject to a sanctions program identified on the list maintained by OFAC and available at http://www.treasury.gov/resource-center/sanctions/Programs/Pages/Programs.aspx, or as otherwise published from time to time, as such program may be applicable to such agency, organization or Person and (b) will not use the proceeds of the Loans to finance any operations, investments or activities in, or with, or make any payments to, any such country, agency, organization or Person in violation of the sanctions laws administered by OFAC.

SECTION 3.10.         Solvency. The Borrower and its Subsidiaries, on a consolidated basis, are Solvent (including after giving effect to the Transactions occurring on the Funding Date).

ARTICLE IV

Conditions

SECTION 4.01.         Conditions Precedent to the Effective Date. The obligations of the Lenders to make Loans shall not become effective until the first date on which each of the following conditions shall be satisfied (or such condition shall have been waived in accordance with Section 9.02):

(a)          The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party (which, subject to Section 9.06, may include any Electronic Signatures transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page).

(b)          The Administrative Agent shall have received (i) an officer’s certificate of the Borrower, dated the Effective Date and signed by the Secretary, and Assistant Secretary or a General Counsel of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and substantially consistent with the Borrower’s past practice, together with all attachments contemplated thereby, and (ii) a certificate of the Borrower, dated the Effective Date and signed by an officer of the Borrower, confirming as of the Effective Date, that (A) the representations and warranties contained in Article III are true and correct (x) in the case of the representations and warranties qualified by materiality or Material Adverse Effect in the text thereof, in all respects and (y) in the case of the representations and warranties other than those referenced in the foregoing clause (x), in all material respects and (B) no Default or Event of Default has occurred and is continuing.

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(c)          The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of the general counsel, in-house counsel and/or outside counsel of the Borrower, in each case in form and substance reasonably satisfactory to the Administrative Agent and substantially consistent with the Borrower’s past practice.

(d)          The Administrative Agent shall have received all fees due and payable on or prior to the Effective Date, and, to the extent invoiced at least two Business Days prior to the Effective Date, other amounts due and payable on or prior to the Effective Date (including reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP) required to be paid or reimbursed by the Borrower pursuant to the Engagement Letter or the Fee Letters.

(e)          The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities with respect to the Borrower under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation, that has been reasonably requested by the Administrative Agent or any Lender in writing at least four Business Days prior to the Effective Date.

(f)          The Administrative Agent shall have received a solvency certificate of the Borrower, dated the Effective Date and signed by a Financial Officer of the Borrower.

Without limiting the generality of the provisions of Article VII, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender, by becoming a party to this Agreement, shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the date hereof specifying its objection thereto.

SECTION 4.02.         Conditions Precedent to the Funding Date. The obligations of each Lender to make a Loan on the Funding Date shall be subject to receipt by the Administrative Agent of a Borrowing Request therefor in accordance with Section 2.03, and to the satisfaction (or waiver in accordance with Section 9.02) of the following conditions on or after the Effective Date:

(a)          The representations and warranties contained in Article III shall be true and correct (i) in the case of the representations and warranties qualified by materiality or Material Adverse Effect in the text thereof, in all respects and (ii) in the case of the representations and warranties other than those referenced in the foregoing clause (i), in all material respects, on and as of the Funding Date, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date.

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(b)          No Default or Event of Default has occurred and is continuing, or would result from such Borrowing.

(c)          Substantially concurrently with the funding of the Loans, the initial delivery of shares in connection with the Share Repurchase shall have been consummated.

Each Borrowing on the Funding Date shall constitute a representation and warranty made by the Borrower on the Funding Date that the conditions specified in clauses (a), (b) and (c) above have been satisfied.

ARTICLE V

Affirmative Covenants

SECTION 5.01.         Affirmative Covenants. So long as any Loan shall remain unpaid or any Lender shall have any Commitment, the Borrower covenants and agrees with the Lenders that the Borrower will furnish to the Administrative Agent, on behalf of the Lenders:

(a)          promptly after the sending or filing thereof, copies of all such regular, periodic and special reports and all registration statements (except those relating to employee benefit or stock option plans) that the Borrower or any of its Consolidated Subsidiaries that is an issuer of securities that are registered under Section 12 of the Exchange Act files with the SEC or with any national securities exchange and of all such proxy statements, financial statements and reports as the Borrower sends to its stockholders; provided that, in the event that the Borrower ceases to have any class of its securities registered pursuant to the requirements of Section 12 of the Exchange Act, the Borrower shall continue to furnish to the Lenders substantially the same information, bearing substantially the same certifications and on substantially the same schedule as required pursuant to the Exchange Act;

(b)          promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of the Borrower pursuant to the terms of any indenture or to the lenders under the Existing Credit Agreement pursuant to the terms thereof and not otherwise required to be furnished pursuant to any other clause of this Article;

(c)          as promptly as possible and in any event within five Business Days after the occurrence of each Default or Event of Default that is continuing on the date of such statement, the statement of the chief financial officer of the Borrower setting forth details of such Default or Event of Default and the action that the Borrower proposes to take with respect thereto;

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(d)          promptly and in any event within five Business Days after the occurrence thereof, notice of the occurrence of any event described in clause (i) of Section 7.01(f); and

(e)          such other publicly available information respecting the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries as any Lender may from time to time reasonably request.

Information required to be delivered pursuant to Section 5.01(a) and 5.01(b) shall be deemed to have been delivered on the date on which such information or one or more annual or quarterly reports containing such information have been posted on the “investors relations” portion of the website of the Borrower as identified to the Administrative Agent from time to time or if made publicly available on the SEC EDGAR system or posted by the Administrative Agent on the Platform. The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who are Public Side Lender Representatives. The Borrower hereby agrees that (A) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC”, which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (B) by marking Borrower Materials “PUBLIC”, the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers and the Lenders to treat such Borrower Materials as not containing any MNPI (provided, however, that to the extent such Borrower Materials constitute Information, treatment of such Borrower Materials shall be subject to Section 9.12 in all respects); (C) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (D) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

ARTICLE VI

Negative Covenants

So long as any Loan shall remain unpaid or any Lender shall have any Commitment, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01.         Liens. The Borrower will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, create, incur, issue or assume any loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed (loans, notes, bonds, debentures or other similar evidences of indebtedness for money borrowed collectively called “Debt”) secured by any pledge of, or mortgage, lien, encumbrance or security interests on (such pledges, mortgages, liens, encumbrances and security interests collectively called “Liens”), any Principal Property owned by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary, and will not itself, and will not permit any Subsidiary to, create, incur, issue or assume any Debt secured by any Lien on any equity interests in or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary, without in any such case effectively providing that the Loans (together with, if the Borrower shall so determine, any other Debt of the Borrower then existing or thereafter created which is not subordinate in right of payment to indebtedness hereunder) shall be secured equally and ratably with (or prior to) such secured Debt, so long as such secured Debt shall be so secured, unless, after giving effect thereto, the aggregate principal amount of all such secured Debt then outstanding plus Attributable Debt of the Borrower and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of Sale and Leaseback Transactions involving Principal Properties entered into after the date hereof (other than such Sale and Leaseback Transactions as are permitted by clause (b) of Section 6.03) would not exceed an amount equal to 10% of Consolidated Net Tangible Assets; provided that nothing contained in this Section 6.01 shall prevent, restrict or apply to, and there shall be excluded from secured Debt in any computation under this Section 6.01, Debt secured by:

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(a)          Liens on any property or assets of the Borrower or any Subsidiary of the Borrower (including equity interests or Debt owned by the Borrower or any Subsidiary of the Borrower) existing as of the date hereof;

(b)          Liens on any property or assets of, or on any equity interests in or Debt of, any Person existing at the time such Person becomes a Wholly-Owned Domestic Manufacturing Subsidiary, or arising thereafter (i) otherwise than in connection with the borrowing of money arranged thereafter and (ii) pursuant to contractual commitments entered into prior to and not in contemplation of such Person becoming a Wholly-Owned Domestic Manufacturing Subsidiary;

(c)          Liens on any property or assets or equity interests or Debt existing at the time of acquisition thereof (including acquisition through merger or consolidation) or securing the payment of all or any part of the purchase price or construction cost thereof or securing any Debt incurred prior to, at the time of or within 120 days after, the acquisition of such property or assets or equity interests or Debt or the completion of any such construction, whichever is later, for the purpose of financing all or any part of the purchase price or construction cost thereof (provided that such Liens are limited to such equity interests or Debt or such other property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

(d)          Liens on any property or assets to secure all or any part of the cost of exploration, drilling, development, operation, construction, alteration, repair or improvement of all or any part of such property or assets, or to secure Debt incurred prior to, at the time of or within 120 days after, the completion of such exploration, drilling, development, operation, construction, alteration, repair or improvement, whichever is later, for the purpose of financing all or any part of such cost (provided that such Liens are limited to such property or assets, improvements thereon and the land upon which such property, assets and improvements are located and any other property or assets not then constituting a Principal Property);

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(e)          Liens which secure Debt owing by a Subsidiary of the Borrower to the Borrower or to a Wholly-Owned Domestic Manufacturing Subsidiary;

(f)          Liens arising from the assignment of moneys due and to become due under contracts between the Borrower or any Subsidiary of the Borrower and the United States, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof or Liens in favor of the United States, any State, Commonwealth, Territory or possession thereof or any agency, department, instrumentality or political subdivision of any thereof, pursuant to the provisions of any contract not directly or indirectly in connection with securing Debt;

(g)          (i) any materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s or other like Liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith by appropriate proceedings; (ii) any deposit or pledge as security for the performance of any bid, tender, contract, lease, or undertaking not directly or indirectly in connection with the securing of Debt; (iii) any deposit or pledge with any governmental agency required or permitted to qualify the Borrower or any Subsidiary of the Borrower to conduct business, to maintain self-insurance or to obtain the benefits of any law pertaining to workmen’s compensation, unemployment insurance, old age pensions, social security or similar matters, or to obtain any stay or discharge in any legal or administrative proceedings; (iv) deposits or pledges to obtain the release of mechanics’, workmen’s, repairmen’s, materialmen’s or warehousemen’s Liens or the release of property in the possession of a common carrier; (v) any security interest created in connection with the sale, discount or guarantee of notes, chattel mortgages, leases, accounts receivable, trade acceptances or other paper, or contingent repurchase obligations, arising out of sales of merchandise in the ordinary course of business; (vi) Liens for Taxes levied or imposed upon the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary or upon the income, profits or property of the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary or Liens on any Principal Property of the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary arising from claims for labor, materials or supplies; provided that either such Tax is not overdue or that the amount, applicability or validity of such Tax or claim is being contested in good faith by appropriate proceedings; or (vii) other deposits or pledges similar to those referred to in this clause (g);

(h)          Liens arising by reason of any judgment, decree or order of any court, so long as any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order shall not have been finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; any deposit or pledge with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against the Borrower or any Subsidiary of the Borrower, or in connection with other proceedings or actions at law or in equity by or against the Borrower or any Subsidiary of the Borrower; and

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(i)          any extension, renewal, substitution or replacement (or successive extensions, renewals, substitutions or replacements), as a whole or in part, of any of the Liens referred to in clauses (a) through (h) above or the Debt secured thereby; provided that (i) such extension, renewal, substitution or replacement Lien shall be limited to all or any part of the same property or assets or equity interests or Debt that secured the Lien extended, renewed, substituted or replaced (plus improvements on such property and plus any other property or assets not then constituting a Principal Property) and (ii) in the case of clauses (a) through (d) above, the Debt secured by such Lien at such time is not increased.

For the purposes of this Section 6.01 and Section 6.03, the giving of a guarantee which is secured by a Lien on a Principal Property, and the creation of a Lien on a Principal Property or equity interests or Debt to secure Debt which existed prior to the creation of such Lien, shall be deemed to involve the creation of Debt in an amount equal to the principal amount guaranteed or secured by such Lien; but the amount of Debt secured by Liens on Principal Properties and equity interests and Debt shall be computed without cumulating the underlying indebtedness with any guarantee thereof or Lien securing the same, and the following shall not be deemed to be Liens securing Debt and, accordingly, nothing contained in this Section 6.01 or in Section 6.03 shall prevent, restrict or apply to: (x) any acquisition by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary of any property or assets subject to any reservation or exception under the terms of which any vendor, lessor or assignor creates, reserves or excepts or has created, reserved or excepted an interest in oil, gas and/or any other mineral and/or the proceeds thereof, (y) any conveyance or assignment under the terms of which the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary conveys or assigns to any Person or Persons an interest in oil, gas and/or any other mineral and/or proceeds thereof, or (z) any Lien upon any property or assets owned or leased by the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary or in which the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary owns an interest to secure to the Person or Persons paying the expenses of developing and/or conducting operations for the recovery, storage, transportation and/or sale of the mineral resources of the said property (or property with which it is unitized) the payment to such Person or Persons of the Borrower’s or such Wholly-Owned Domestic Manufacturing Subsidiary’s proportionate part of such development and/or operating expense.

SECTION 6.02.         Fundamental Changes. (a)  The Borrower will not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (i) the Person formed by such consolidation or into which the Borrower is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Borrower substantially as an entirety shall be a Person (other than a natural person) organized and existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by writing approved by the Administrative Agent, which approval shall not be unreasonably withheld, delayed or conditioned, the Borrower’s obligation for the due and punctual payment of the principal of and interest on all Loans and the performance of every covenant of this Agreement on the part of the Borrower to be performed; and (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing. This paragraph (a) shall only apply to a merger or consolidation in which the Borrower is not the surviving Person and to conveyances, leases and transfers by the Borrower as transferor or lessor.

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(b)          Upon any consolidation by the Borrower with or merger by the Borrower into any other Person or any conveyance, transfer or lease of the properties and assets of the Borrower substantially as an entirety in accordance with this Section 6.02(b), the successor Person formed by such consolidation or into which the Borrower is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Borrower under this Agreement with the same effect as if such successor Person had been named as the Borrower herein, and in the event of any such conveyance or transfer, the Borrower (which term shall for this purpose mean the Person named as the “Borrower” in the definition of such term or any successor Person which shall theretofore become such in the manner described in Section 6.02(a)), except in the case of a lease, shall be discharged of all obligations and covenants under this Agreement and may be dissolved and liquidated.

(c)          If, upon any such consolidation of the Borrower with or merger of the Borrower into any other Person, or upon any conveyance, lease or transfer of the property of the Borrower substantially as an entirety to any other Person, any Principal Property of the Borrower or of any Wholly-Owned Domestic Manufacturing Subsidiary (or any equity interests in or Debt of any Wholly-Owned Domestic Manufacturing Subsidiary) would thereupon become subject to any Lien, then unless such Lien could be created pursuant to Section 6.01 without equally and ratably securing the Loans, the Borrower, prior to or simultaneously with such consolidation, merger, conveyance, lease or transfer, will as to such Principal Property, equity interests in or Debt, secure the Loans outstanding hereunder (together with, if the Borrower shall so determine, any other Debt of the Borrower now existing or hereafter created which is not subordinate in right of payment to indebtedness hereunder) equally and ratably with (or prior to) the Debt which upon such consolidation, merger, conveyance, lease or transfer is to become secured as to such Principal Property, equity interests in or Debt by such Lien, or will cause such Loans to be so secured.

SECTION 6.03.         Sale and Leaseback Transactions. The Borrower will not itself, and will not permit any Wholly-Owned Domestic Manufacturing Subsidiary to, enter into any arrangement on or after the Effective Date with any bank, insurance company or other lender or investor (other than the Borrower or another Wholly-Owned Domestic Manufacturing Subsidiary) providing for the leasing by the Borrower or any such Wholly-Owned Domestic Manufacturing Subsidiary of any Principal Property (except a lease for a temporary period not to exceed three years by the end of which it is intended that the use of such Principal Property by the lessee will be discontinued) that was or is owned by the Borrower or a Wholly-Owned Domestic Manufacturing Subsidiary and that has been or is to be sold or transferred, more than 120 days after the completion of construction and commencement of full operation thereof by the Borrower or such Wholly-Owned Domestic Manufacturing Subsidiary, to such bank, insurance company, lender or investor or to any Person to whom funds have been or are to be advanced by such bank, insurance company, lender or investor on the security of such Principal Property (herein referred to as a “Sale and Leaseback Transaction”) unless (a) the Attributable Debt of the Borrower and its Wholly-Owned Domestic Manufacturing Subsidiaries in respect of such Sale and Leaseback Transaction and all other Sale and Leaseback Transactions entered into on or after the Effective Date (other than such Sale and Leaseback Transactions permitted by clause (b) below), plus the aggregate principal amount of Debt secured by Liens on Principal Properties then outstanding (excluding any such Debt secured by Liens covered in clauses (a) through (i) of Section 6.01) without equally and ratably securing the Loans, would not exceed 10% of Consolidated Net Tangible Assets or (b) the Borrower, within 120 days after the sale or transfer, applies, or causes a Wholly-Owned Domestic Manufacturing Subsidiary to apply, an amount equal to the greater of the net proceeds of such sale or transfer or fair market value of the Principal Property so sold and leased back at the time of entering into such Sale and Leaseback Transaction (in either case as determined by any two of the following: the Chairman, Chief Executive Officer, Chief Financial Officer, the President, any Vice President, the Treasurer and the Controller of the Borrower) to the prepayment (subject to the conditions of Section 2.08) of the Loans hereunder or the retirement of other indebtedness of the Borrower (other than indebtedness subordinated in right of payment to indebtedness hereunder), or indebtedness of a Wholly-Owned Domestic Manufacturing Subsidiary, for money borrowed, having a stated maturity more than 12 months from the date of such application or which is extendible at the option of the obligor thereon to a date more than 12 months from the date of such application. Notwithstanding the foregoing, (x) no prepayment or retirement referred to in clause (b) above may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision and (y) where the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary is the lessee in any Sale and Leaseback Transaction, Attributable Debt shall not include any Debt resulting from the guarantee by the Borrower or any other Wholly-Owned Domestic Manufacturing Subsidiary of the lessee’s obligation thereunder.

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ARTICLE VII

Events of Default

SECTION 7.01.         Events of Default. Each of the following shall constitute an event of default (collectively, the “Events of Default”):

(a)          the Borrower shall fail to pay (i) any principal of any Loan when the same becomes due and payable, (ii) any interest on any Loan or any fees payable under Section 2.09 when the same becomes due and payable, and such failure shall continue for a period of five Business Days, or (iii) any other amount owing by the Borrower when the same becomes due and payable, and such failure shall continue for a period of 15 Business Days after receipt by the Borrower of written notice from the Administrative Agent of such amount being due, together with a statement in reasonable detail of the calculation thereof;

(b)          any material representation or warranty made (or deemed made pursuant to Article IV hereof) by the Borrower herein or in any Borrowing Request or other document delivered by the Borrower pursuant to Article IV shall prove to have been incorrect in any material respect when made or deemed made;

(c)          the Borrower shall fail to perform or observe any other term, covenant or agreement set forth in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower and the Administrative Agent by any Lender;

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(d)          the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary (i) shall admit in writing its inability to pay its debts generally, (ii) shall make a general assignment for the benefit of creditors or shall institute any proceeding or voluntary case seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property or (iii) shall take any corporate action to authorize any of the actions set forth above in this clause (d);

(e)          any proceeding shall be instituted against the Borrower or any Wholly-Owned Domestic Manufacturing Subsidiary seeking to adjudicate it bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors, or seeking the entry of any order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and such proceeding shall remain undismissed or unstayed for a period of 60 days;

(f)          both (i) either (A) the plan administrator of any Plan shall provide the notice referred to in Section 4041(a)(2) of ERISA to any affected party of its intent to terminate a Plan under Section 4041(c) of ERISA or the PBGC shall institute proceedings under Section 4042(a) of ERISA to terminate any such Plan, (B) a plan administrator of any such Plan shall notify the PBGC of the withdrawal of the Borrower or any ERISA Affiliate from such Plan and the Borrower or any ERISA Affiliate is, or is treated as, a substantial employer within the meaning of Section 4062(e) or 4063 of ERISA, (C) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred a withdrawal liability (as defined under Part I of Subtitle E of Title IV of ERISA) to such Multiemployer Plan (except to the extent the Borrower or such ERISA Affiliate is contesting such liability (or the amount of such liability) in good faith and by appropriate proceedings and there is a reasonable basis to reduce materially such liability) or (D) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is being terminated, within the meaning of Title IV of ERISA; and (ii) such occurrence materially and adversely affects the Consolidated financial condition of the Borrower;

(g)          both (i) a Person (or two or more Persons acting as a syndicate or other group for the purpose of acquiring or holding securities of the Borrower) shall obtain more than a majority of the voting stock of the Borrower without the approval of the Borrower’s board of directors and shall effectuate a change in a majority of the members of such board (including the Chairman and the President) and (ii) within 60 days after the occurrence of such change the Borrower shall have failed to obtain a waiver of such event from the Required Lenders;

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(h)          both (i) a change shall occur in a majority of the members of the Borrower’s board of directors (including the Chairman and the President) within a six-month period such that such majority shall no longer consist of Continuing Directors, and (ii) within 90 days after the occurrence of such change, the Required Lenders shall in their sole discretion notify the Borrower that such change shall constitute an Event of Default; or

(i)          any Debt of the Borrower in the principal amount in excess of $100,000,000 shall be declared to be due and payable prior to the stated maturity thereof or shall not be paid at the stated maturity thereof.

SECTION 7.02.         Lenders’ Rights upon an Event of Default. If an Event of Default occurs and is continuing, then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Loans to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Loans, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts shall become and be forthwith due and payable, in each case, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the case of an Event of Default set forth in Section 7.01(d) or 7.01(e) (in each case, with respect to the Borrower) constituting an entry of an order for relief under the United States federal bankruptcy laws, (A) the obligation of each Lender to make Loans shall automatically terminate and (B) the Loans, all such interest and all such amounts shall automatically become and be due and payable, in each case, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

ARTICLE VIII

The Administrative Agent

Each of the Lenders hereby irrevocably appoints the entity named as Administrative Agent in the definition of such term and its successors to serve as administrative agent hereunder, and authorizes the Administrative Agent to take such actions and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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The Administrative Agent shall not have any duties or obligations except those expressly set forth herein, and its duties hereunder shall be administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower and its Subsidiaries. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” herein (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties), (b) the Administrative Agent shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by this Agreement that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement); provided that the Administrative Agent shall not be required to take any action that, in its opinion, could expose the Administrative Agent to liability or be contrary to this Agreement or applicable law, and (c) except as expressly set forth in this Agreement, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary or any other Affiliate thereof that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in this Agreement) or in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until written notice thereof (stating that it is a “Notice of Default”) is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in this Agreement or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere in this Agreement, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent.

The Administrative Agent shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (whether or not such Person in fact meets the requirements set forth in this Agreement for being the signatory, sender or authenticator thereof). The Administrative Agent also shall be entitled to rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (whether or not such Person in fact meets the requirements set forth in this Agreement for being the maker thereof), and may act upon any such statement prior to receipt of written confirmation thereof. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in good faith and in accordance with the advice of any such counsel, accountants or experts.

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The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and shall apply to their activities as Administrative Agent.

Each Lender hereby agrees that (a) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation and (b) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including, without limitation, any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this paragraph shall be conclusive, absent manifest error.

Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (a) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (b) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

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Each Lender hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under this Agreement, or otherwise payable or distributable by the Administrative Agent to such Lender under this Agreement with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under the sixth paragraph of this Article VIII.

The Borrower hereby agrees that (a) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender under this Agreement with respect to such amount and (b) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any obligations owed by the Borrower under or in connection with this Agreement.

The parties’ obligations under this paragraph and the immediately preceding four paragraphs of this Article shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all obligations under this Agreement.

Subject to the terms of this paragraph, the Administrative Agent may resign at any time from its capacity as such. In connection with such resignation, the Administrative Agent shall give notice of its intent to resign to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to the consent of the Borrower (unless an Event of Default has occurred and is continuing), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof, having a combined capital and surplus of at least $500,000,000 and a local office in New York, New York. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed by the Borrower and such successor. Notwithstanding the foregoing, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and (b) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (i) all payments required to be made hereunder to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (ii) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall also directly be given or made to each Lender. Following the effectiveness of any Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

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In case of the pendency of any proceeding with respect to the Borrower under any Debtor Relief Law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.09, 2.12, 2.13, 2.14 and 9.03) allowed in such judicial proceeding; and

(b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, hereunder (including under Section 9.03); provided, however, that nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the obligations or the rights of any Lender, or to vote in respect of the claim of any Lender in any such proceeding.

Each Lender acknowledges and agrees that (a) this Agreement sets forth the terms of a commercial lending facility, (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower or its Subsidiaries, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security and each Lender agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law, (iii) it has, independently and without reliance upon any Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement, and to make, acquire or hold Loans hereunder and (iv) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

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Each Lender, by becoming a party to this Agreement, shall be deemed to have acknowledged receipt of, and consented to and approved, this Agreement and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on or prior to the Effective Date. In determining compliance with any condition hereunder to the making of a Loan, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender sufficiently in advance to the making of such Loan.

Notwithstanding anything herein to the contrary, the Arrangers shall not have any duties or obligations under this Agreement (except in its capacity, as applicable, as a Lender), but shall have the benefit of the indemnities to the extent expressly provided for hereunder, and, without limiting the foregoing, shall not have or be deemed to have any fiduciary relationship with any Lender or with the Borrower or any of its Affiliates.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement;

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

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(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) clause (i) in the immediately preceding paragraph is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with clause (iv) in the immediately preceding paragraph, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and the Arrangers and their respective Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement or any documents related hereto or thereto).

ARTICLE IX

Miscellaneous

SECTION 9.01.         Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email, as follows:

(i)          if to the Borrower, to RTX Corporation, 1000 Wilson Boulevard, Arlington, Virginia 22209, Attention: Kevin G. DaSilva, Corporate Vice President and Treasurer, Email Address: Kevin.G.DaSilva@rtx.com;

(ii)         if to the Administrative Agent, to Citibank, N.A., Citibank Delaware, 1 Penns Way, OPS 2, New Castle, DE 19720, Attention of: Agency Operations, Telephone: (302) 894-6010, Email Address: agencyabtfsupport@citi.com; william.russell@citi.com; Disclosure Team Mail (Financial Reporting): oploanswebadmin@citi.com; Investor Relations Team: global.loans.support@citi.com; and

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(iii)        if to any other Lender, to it at its address (or email) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received and notices delivered through electronic communications to the extent provided in paragraph (b) below shall be effective as provided in such paragraph.

(b)          Notices and other communications to the Lenders hereunder may, in addition to email, be delivered or furnished by electronic communications (including internet and intranet websites and the Platform) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices under Article II to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by such electronic communication. Any notices or other communications to the Administrative Agent or the Borrower may, in addition to email, be delivered or furnished by electronic communications pursuant to procedures expressly approved by the recipient thereof prior thereto; provided that approval of such procedures may be limited or rescinded by the Administrative Agent by notice to each other such Person and by the Borrower by notice to the Administrative Agent. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an email address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return email or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to the Platform shall be deemed received upon the receipt by the intended recipient at its email address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)          Any party hereto may change its address, telephone number or email address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Borrower and the Administrative Agent). Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to the Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain MNPI.

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(d)          THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for Liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of the Borrower Materials through the internet, except to the extent that such Liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages). Each Lender agrees that the Administrative Agent or any Arranger may, but shall not be obligated to, store any Borrower Materials on the Platform in accordance with its customary document retention procedures and policies.

SECTION 9.02.         Waivers; Amendments. (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. All covenants, agreements, representations and warranties made by the Borrower in this Agreement and in the certificates delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto. Without limiting the generality of the foregoing, the execution and delivery of this Agreement or the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Arranger or any Lender may have had notice or knowledge of such Default at the time.

(b)          Except as provided in Section 9.02(c) hereof, none of this Agreement or any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing and signed by the Borrower, the Administrative Agent and the Required Lenders; provided that (i) any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, defect or inconsistency so long as, in each case, the Lenders shall have received at least five Business Days’ prior written notice thereof and the Administrative Agent shall not have received, within five Business Days of the date of such notice to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment and (ii) no such agreement shall (A) increase any Commitment of, or postpone the scheduled date of expiration of any Commitment of, any Lender, or change the currency in which Loans are available under any Commitment of any Lender, without the written consent of such Lender, (B) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (C) postpone the scheduled maturity date of any Loan, or any date for the payment of any interest or duration fees payable hereunder, or reduce the amount of, waive or excuse any such payment, without the written consent of each Lender affected thereby, (D) change Section 2.15(b) in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender affected thereby, (E) change any of the provisions of this paragraph or the percentage set forth in the definition of the term “Required Lenders” or any other provision of this Agreement specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender and (F) change any provisions of this Agreement in a manner that by its terms adversely affects the rights in respect of payments or prepayments due to the Lenders of any Class, or in respect of the termination or reduction of the Commitments of the Lenders of any Class, differently than such rights of the Lenders of any other Class, without the written consent of Lenders representing a Majority in Interest of the differently affected Class; provided further that no such agreement shall amend, modify, extend or otherwise affect the rights or obligations of the Administrative Agent without the prior written consent of the Administrative Agent.

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(c)          Notwithstanding anything to the contrary in Section 9.02(b):

(i)          this Agreement may be amended as provided in Section 2.11(b);

(ii)         any amendment of the definition of the term “Applicable Rate” pursuant to the last sentence of such definition shall require only the written consent of the Borrower and the Administrative Agent;

(iii)        any amendment, waiver or other modification of this Agreement that by its terms affects the rights and duties under this Agreement of Lenders of one Class (but not the Lenders of the other Class) may be effected by an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the requisite number or percentage in interest of Lenders of the affected Class that would be required to consent thereto under Section 9.02(b) if such Class of Lenders were the only Class of Lenders hereunder at the time (and no consent of any other Lender shall be required); and

(iv)        no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (ii)(A), (ii)(B) or (ii)(C) of the first proviso of Section 9.02(b) and then only in the event such Defaulting Lender shall be affected by such amendment, waiver or other modification.

(d)          The Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, waivers or other modifications on behalf of such Lender. Any amendment, waiver or other modification effected in accordance with this Section 9.02 shall be binding upon each Person that is at the time thereof a Lender and each Person that subsequently becomes a Lender.

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SECTION 9.03.         Expenses; Indemnity; Limitation of Liability. (a) The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Agents, the Arrangers and their respective Affiliates, including the reasonable fees, charges and disbursements of one firm of outside counsel for the foregoing (and, if deemed reasonably necessary by such Persons, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction), in connection with the credit facilities provided for herein, including the arrangement and syndication thereof and the preparation, execution and delivery of the Engagement Letter and the Fee Letters, as well as the preparation, execution, delivery and administration of this Agreement or any amendments, modifications or waivers (to the extent such amendments, modifications or waivers are contemplated by Section 2.11(b) or requested by the Borrower) of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses of the Administrative Agent in connection with the administration (other than routine administrative procedures and excluding costs and expenses relating to assignments and participations of Lenders) of this Agreement and (iii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, any Arranger or any Lender, including the fees, charges and disbursements of any counsel for any of the foregoing, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)          The Borrower shall indemnify the Administrative Agent, the Arrangers, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all Liabilities and expenses reasonably related thereto, including reasonable fees, charges and disbursements of one firm of outside counsel for Indemnitees (and, if deemed reasonably necessary by the Administrative Agent, one firm of regulatory counsel and/or one firm of local counsel in each appropriate jurisdiction, and, in the case of an actual or perceived conflict of interest for any Indemnitee, one additional firm of counsel (and, if deemed reasonably necessary by such Indemnitee, one additional firm of regulatory and/or one additional firm of local counsel in each appropriate jurisdiction) for such Indemnitee), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the preparation, execution, delivery and (in the case of the Administrative Agent and its Related Parties only) administration of this Agreement or any other agreement or instrument contemplated hereby or the consummation of the Transactions or any other transactions contemplated hereby or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by the Borrower or any other Person); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such Liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or a material breach, including any such breach in bad faith, of the agreements by such Indemnitee set forth in this Agreement or (B) result from any claim, litigation, investigation or proceeding that does not involve an act or omission of the Borrower or any of its Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claim, litigation, investigation or proceeding brought by an Indemnitee against any Agent or any Arranger in its capacity or in fulfilling its role as an agent or arranger or any other similar role hereunder). The Borrower shall indemnify and hold harmless in accordance with the Engagement Letter the Persons entitled to the benefit of the indemnification provisions set forth therein with respect to all matters expressly covered by such provisions in the Engagement Letter that are not expressly covered in this paragraph, and no such provision in the Engagement Letter shall, with respect to such matters, terminate as a result of the execution and delivery of this Agreement. This paragraph shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

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(c)          To the extent that the Borrower fails to pay any amount required to be paid by it under paragraph (a) or (b) of this Section to the Administrative Agent or any of its Related Parties, each Lender severally agrees to pay to the Administrative Agent or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified Liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such or against any Related Party acting for the Administrative Agent in connection with such capacity. For purposes of this paragraph, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate Commitments in effect (or, after the Funding Date, of the aggregate principal amount of the Loans outstanding) at the time (or most recently in effect or outstanding, as the case may be).

(d)          It is agreed that (i) none of the Agents, the Arrangers, the Lenders or any Related Party of any of the foregoing Persons (collectively, the “Lender-Related Parties”) shall have any Liabilities, on any theory of liability, arising from, or be responsible for, any damages arising from the use of information or other materials (including any personal data) obtained through electronic, telecommunications or other information transmission systems, including a Platform or otherwise via the internet, except to the extent they are found by a final, non-appealable judgment of a court of competent jurisdiction to arise from the gross negligence or willful misconduct of such Lender-Related Party, and (ii) neither any Lender-Related Party nor the Borrower shall have any Liabilities, on any theory of liability, for any special, indirect, consequential or punitive damages, in each case, arising out of or in connection with the Loans, this Agreement or its activities related to any of the foregoing; provided that nothing contained in this sentence will limit the Borrower’s indemnity and reimbursement obligations set forth in this Section 9.03, the Engagement Letter or any other agreement to which the Borrower is a party. The Borrower and the Lender-Related Parties party hereto agree, to the extent permitted by applicable law, to not assert any claims against any Lender-Related Party or the Borrower, as applicable, inconsistent with the foregoing.

(e)          All amounts due under this Section shall be payable promptly after written demand therefor.

SECTION 9.04.         Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not (except as expressly provided in Section 6.02) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section), each Arranger, the Syndication Agent, each Documentation Agent and, to the extent expressly contemplated hereby, the Related Parties of any of the Agents, the Arrangers and any Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)        (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Commitment or Loans of any Class at the time held or owing to it) with the prior written consent of:

(A)         the Borrower; provided that (1) no consent of the Borrower shall be required (x) for an assignment to a Permitted Assignee or (y) after the Funding Date, for an assignment to a Lender (other than a Defaulting Lender) or to an Affiliate of a Lender or an Approved Fund (provided that, in each case, the Borrower shall have received written notice of such assignment); provided further that any liability of the Borrower to an assignee that is an Approved Fund or Affiliate of the assigning Lender under Section 2.12 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment, and (2) after the Funding Date, such consent is not to be unreasonably withheld or delayed; provided that after the Funding Date, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within 15 Business Days after having received written notice thereof; and

(B)         the Administrative Agent (not to be unreasonably withheld or delayed); provided that no consent of the Administrative Agent shall be required for an assignment to a Lender or an Affiliate of a Lender or an Approved Fund.

Notwithstanding the foregoing or anything to the contrary otherwise contained herein, assignments of Commitments or Loans by or to Goldman Sachs Bank USA to or by Goldman Sachs Lending Partners LLC shall be permitted without the consent of any party hereto.

(ii)           Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of any Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless otherwise agreed by the Borrower and the Administrative Agent;

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(B)         each partial assignment of a Lender’s Commitment or Loans of any Class shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment or Loans of such Class under this Agreement; provided that this clause (B) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;

(C)         the parties to each assignment shall (i) execute and deliver to the Administrative Agent (and, if its consent is required as set forth above, the Borrower), an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) and (ii) pay to the Administrative Agent a processing and recordation fee of $3,500; provided that only one such processing and recordation fee shall be payable in the event of simultaneous assignments from any Lender or its Approved Funds to one or more other Approved Funds of such Lender; and

(D)         the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent any tax forms required by Section 2.14(f) and an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain MNPI) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable law, including United States Federal and State and foreign securities laws.

(iii)        Subject to acceptance and recording thereof pursuant to paragraph (b)(v) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (to the extent accrued for periods prior to it ceasing to be a party hereto) and Section 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section, provided that the requirements of such paragraph are met.

(iv)        The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and records of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

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(v)         Upon receipt by the Administrative Agent of (A) an Assignment and Assumption (or an agreement incorporating by reference a form of Assignment and Assumption posted on the Platform) executed by an assigning Lender and an assignee, (B) the assignee’s completed Administrative Questionnaire, (C) any tax forms required by Section 2.14(f) (in the case of clauses (B) and (C), unless the assignee shall already be a Lender hereunder) and (D) the processing and recordation fee referred to in this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that the Administrative Agent shall not be required to accept such Assignment and Assumption or so record the information contained therein if the Administrative Agent reasonably believes that such Assignment and Assumption lacks any written consent required by this Section or is otherwise not in proper form, it being acknowledged that the Administrative Agent shall have no duty or obligation (and shall incur no liability) with respect to obtaining (or confirming the receipt) of any such written consent or with respect to the form of (or any defect in) such Assignment and Assumption, any such duty and obligation being solely with the assigning Lender and the assignee. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph, and following such recording, unless otherwise determined by the Administrative Agent (such determination to be made in the sole discretion of the Administrative Agent, which determination may be conditioned on the consent of the assigning Lender and the assignee), shall be effective notwithstanding any defect in the Assignment and Assumption relating thereto. Each assigning Lender and the assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the Administrative Agent that all written consents required by this Section with respect thereto (other than the consent of the Administrative Agent) have been obtained and that such Assignment and Assumption is otherwise duly completed and in proper form, and each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee.

(c)          (i)          Any Lender may sell participations to one or more Eligible Assignees (each, a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Loans); provided that (A) such Lender’s obligations under this Agreement (including its Commitment hereunder) shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in subclauses (ii)(A), (ii)(B) or (ii)(C) of the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(f) (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (x) agrees to be subject to the provisions of Section 2.16 as if it were an assignee under paragraph (b) of this Section and (y) shall not be entitled to receive any greater payment under Section 2.12 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive (it being understood and agreed that such Participant shall not be entitled to the benefit of any other indemnity, expense reimbursement, yield protection or similar provision solely on account of becoming a Participant rather than being a party hereto).

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(ii)         Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other rights and obligations of such Lender under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or other rights and obligations under this Agreement) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan or other right and obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations (or any amended version or successor rules). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining any Participant Register.

(d)          Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05.         Survival. The provisions of Sections 2.12, 2.13, 2.14, 2.15(c), 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement.

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SECTION 9.06.         Counterparts; Integration; Effectiveness; Electronic Execution. (a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the Arranger Fee Letter constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (but do not supersede any provisions of the Engagement Letter or the Administrative Agent Fee Letter). On and after the Effective Date, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement and/or any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered under Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement and/or the transactions contemplated hereby (each, an “Ancillary Document”) that includes an Electronic Signature transmitted by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such Ancillary Document, as applicable.

(b)          The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to any document to be signed in connection with this Agreement and/or any Ancillary Document shall be deemed to include Electronic Signatures, electronic deliveries or the keeping of records in any electronic form (including deliveries by emailed .pdf or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

SECTION 9.07.         Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.         [Reserved]

SECTION 9.09.         Governing Law; Jurisdiction; Consent to Service of Process.

(a)          This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be construed and interpreted in accordance with and governed by the law of the State of New York.

(b)          Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court of the Southern District of New York sitting in New York County and of the Supreme Court of the State of New York sitting in New York County, and any appellate court from any thereof, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims arising out of or relating to this Agreement brought by it or any of its Affiliates shall be brought, and shall be heard and determined, exclusively in such New York State court or, to the extent permitted by law, in such New York Federal court. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

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(c)          Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court.

(d)          Each party to this Agreement irrevocably consents to service of process made by registered or certified mail, return receipt requested, to the applicable party at its address provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 9.11.         Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

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SECTION 9.12.         Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, except that Information may be disclosed (a) to its Related Parties, including accountants and legal counsel, it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) (it being understood that such regulatory authority will be informed of the confidential nature of such Information and, except where such regulatory authority would be required to keep such Information confidential as a matter of law, requested to keep such Information confidential), (c) to the extent required by applicable law or by any subpoena or similar legal process (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and, except where such Person would be required to keep such Information confidential as a matter of law, requested to keep such Information confidential), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and requested to keep such Information confidential), (f) subject to execution by it of a written agreement containing provisions substantially the same as those of this Section 9.12, (A) to any permitted assignee of or permitted Participant in, or any prospective Eligible Assignee of or permitted Participant in, any of its rights or obligations under this Agreement or (B) to any actual or prospective counterparty to any swap or derivative transaction relating to the Borrower or any Subsidiary and its obligations or any actual or prospective insurance provider relating to any such obligations (or, in each case, their respective Related Parties), (g) with the written consent of the Borrower, (h) to rating agencies (on a confidential basis) and data service providers, including league table providers, that serve the lending industry, such information to consist of information customarily provided by arrangers to such data service providers or (i) to the extent such Information is or becomes publicly available other than as a result of a breach of this Section or is or becomes available to, or is independently developed by, the Administrative Agent, any Lender or any Affiliate of any of the foregoing on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, “Information” means all information received from the Borrower, any of its Affiliates or any of the Borrower’s or such Affiliate’s Related Parties, including accountants and legal counsel, relating the Borrower or any of its Subsidiaries or their businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower, any of its Affiliates or any of the Borrower’s or such Affiliate’s Related Parties. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised no less than reasonable care and at least the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.13.         Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts that are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.

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SECTION 9.14.         USA PATRIOT Act Notice and Beneficial Ownership Regulation. Each Lender that is subject to the USA PATRIOT Act or the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the USA PATRIOT Act and the Beneficial Ownership Regulation. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests and that is required to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation.

SECTION 9.15.         No Fiduciary Relationship. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other agreement or instrument in connection with this Agreement) and any communications in connection therewith, the Borrower acknowledges and agrees that: (i) (A) such transactions are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, and such transactions and communications do not create, by implication or otherwise, any fiduciary duty on the part of the Administrative Agent, the Lenders, the Arrangers or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications, (B) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate and (C) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby; (ii) (A) the Administrative Agent, the Lenders and the Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates or any other Person and (B) none of the Administrative Agent, any Lender or any Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein; and (iii) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Administrative Agent, the Lenders or the Arrangers has any obligation to disclose any of such interests to the Borrower or such Affiliates. To the fullest extent permitted by law, the Borrower hereby agrees not to assert any claims against the Administrative Agent, the Lenders, the Arrangers or their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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SECTION 9.16.         Non-Public Information. Each of the Agents, each Arranger and each Lender acknowledges that all information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to or in connection with, or in the course of administering, this Agreement, will be syndicate-level information, which may contain MNPI. Each Lender represents to the Borrower and the Administrative Agent that (a) it has developed compliance procedures regarding the use of MNPI and that it will handle MNPI in accordance with such procedures and applicable law, including United States Federal and state and foreign securities laws, and (b) it has identified in its Administrative Questionnaire a credit contact who may receive information that may contain MNPI in accordance with its compliance procedures and applicable law, including Federal, state and foreign securities laws. In the event that any Lender has determined for itself to not access any information disclosed through the Platform or otherwise, such Lender acknowledges that (i) other Lenders may have availed themselves of such information and (ii) none of the Borrower, the Agents or the Arrangers has any responsibility for such Lender’s decision to limit the scope of the information it has obtained in connection with this Agreement.

SECTION 9.17.         Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in this Agreement or in any other agreement, arrangement or understanding among the parties hereto, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)          the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder that may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)          the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

RTX CORPORATION,

By:	/s/ Kevin G. DaSilva
Name: Kevin G. DaSilva
Title: Corporate Vice President and Treasurer

[Signature Page to Bridge Credit Agreement]

CITIBANK, N.A., individually and as the Administrative Agent,

By:	/s/ Susan M. Olsen
Name: Susan M. Olsen
Title: Vice President

[Signature Page to Bridge Credit Agreement]

GOLDMAN SACHS LENDING PARTNERS LLC, as a Lender,

By:	/s/ Robert Ehudin
Name: Robert Ehudin
Title: Authorized Signatory

[Signature Page to Bridge Credit Agreement]

BANK OF AMERICA, N.A., as a Lender,

By:	/s/ Prathamesh Kshirsagar
Name: Prathamesh Kshirsagar
Title: Director

[Signature Page to Bridge Credit Agreement]

JPMORGAN CHASE BANK, N.A., as a Lender,

By:	/s/ Marlon Matthews
Name: Marlon Matthews
Title: Executive Director

[Signature Page to Bridge Credit Agreement]

MORGAN STANLEY BANK , N.A., as a Lender,

By:	/s/ Katie Bodack
Name: Katie Bodack
Title: Authorized Signatory

[Signature Page to Bridge Credit Agreement]